PART II — OFFERING CIRCULAR

An Offering Circular pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an Offering Circular which is not designated as a Preliminary Offering Circular is delivered and the Offering Circular filed with the Commission becomes qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Circular in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular                                                                                                                                                                                                         Subject to Completion, Dated March 22, 2024

Amendment No. 3

C3 Bullion, Inc.

A Delaware Corporation

(The “Company” or “C3”)

Up to $20,000,000 of C3 Shares

C3 Bullion, Inc., a Delaware corporation (the “Company” or “C3”) is offering investors (the “Offering”) the opportunity to purchase C3 common shares (the “Shares”). The Shares will be sold at a price of $5.00 per Share (the “Maximum Amount”). No exercise price will be required to be paid. This Offering is being conducted pursuant to Tier 1 of Regulation A. The Shares are highly speculative securities, see “Risk Factors” beginning on page 12.

Price to publicUnderwriting discount
and commissions(2)Proceeds to issuer (3)Proceeds to other persons
_____________ __________________ _________________ __________
Per Share(1)$5.00$N/A$ 1,400,000(2)$

Total Maximum$20,000,000$N/A(2)$18,600,000$
____________________________________________________________ ________________

(1) Please refer to the section entitled “Securities Being Offered” on page 60 for a “Description of the Shares”.

(2) The Shares will be offered and sold by our officers and directors who will not receive any direct compensation in connection therewith. However, we reserve the right to engage broker-dealers registered under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and who are FINRA members to participate in the offer and sale of the Shares and to pay to such persons, if any, cash commissions of up to seven percent (7%) of the gross proceeds from the sales of Shares placed by such persons. The Company will decide within sixty (60) days of the date this Offering Circular is “Qualified” as to whether it will secure an agent and issue Agent Shares. Please refer to the section entitled “Plan of Distribution” on page 46 for additional information.

(3) We estimate that our total Offering expenses, including commissions, will be approximately $1,400,000 if the Maximum Amount of $20,000,000 is raised. See “Plan of Distribution.”

C3 Bullion, Inc.

875 N. Michigan Avenue, Suite 3100

Chicago, IL 60611

Email: cwerner@C3 Bllion.com

Tel: 920-207-0100

support@C3Bullion.com and www.C3Bullion.com

Simmons Associates, Ltd., Attorneys and Counselors at Law

4 Richmond Square, Suite 102

Providence, Rhode Island 02906 USA

www.simmonsltd.com

The date of this Offering Circular is March 22, 2024

The information contained on our website is not incorporated by reference into this Offering Circular, and you should not consider information contained on our website to be part of this Offering Circular.

The Offering will be made on “best-efforts” continuous basis as provided by Rule 251(d)(3)(i)(F) basis through a Tier 1 offering pursuant to Regulation A (“Regulation A+”). We expect to commence the sale of the Shares within two days of the date on which the Offering Circular of which this Offering Circular is a part (the “Offering Circular”) is qualified (the “Qualification Date”) by the United States Securities and Exchange Commission (the “SEC”).

This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii)   the date that the Offering is earlier terminated by us in our sole discretion (collectively, the “Termination Date”). We are selling the Shares on a “best efforts” basis under the Securities Act of 1933, as amended (the “Securities Act”), and we intend to sell the Shares either directly to investors or through registered broker-dealers who are paid commissions. This Offering will terminate on the earlier of (i) June 30, 2024, (ii) the date on which the Maximum Amount is sold, or (iii) when the Board of Directors of the Company elects to terminate the Offering (in each such case, the “Termination Date”). The minimum investment amount from an investor is $10,000.00; however, we expressly reserve the right to waive this minimum at the sole discretion of our management. See “Securities Being Offered ” beginning on page 40 for a discussion of certain items required by Item 14 of Part II of Form 1-A. We will hold closings at any time at the Company’s discretion upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Amount, then we may hold one or more additional closings for additional sales of Shares, until the earlier of (i) the sale of the Maximum Amount or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital, and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular.

Subscriptions for Shares are irrevocable, and the purchase price is non-refundable, unless the Company rejects a subscription, as expressly stated in this Offering Circular. All proceeds received by us from subscribers in this Offering will be available for use by us upon our acceptance of subscriptions for the Shares. We expect to commence the sale of Shares of our Common Stock in approximately April, 2024.

As soon as possible after the issuance of the Shares, we intend to apply to have the Shares listed for trading on the Latin American Stock Exchange (Latin American Stock Exchange – “LATINEX”) or the over-the-counter market operated by OTC Markets Group Inc. (the “OTCQB”), but will not apply for the listing until the offering is completed.  For more information see “Plan of Distribution” at page 46.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, the Company encourages you to refer to www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We are providing the disclosure in the format prescribed by Part I of the S-1 format of Form 1-A.

C3 Bullion, Inc.
875 N. Michigan Avenue

Suite 3100

Chicago, IL 60611

Email: cwerner@C3 Bllion.com

Tel: 920-207-0100

support@C3Bullion.com and www.C3Bullion.com

C3 Bullion, Inc., a Delaware corporation (variously hereinafter “C3”, or the “Company”), hereby offers up to $20,000,000 of Company common shares (“Shares”) in this offering of Shares (the “Offering”). The Company has been formed pursuant to the laws of the state of Delaware, for the purposes of providing proprietary management consulting services, including proprietary technology solutions and business development strategies to the producing mining industry, such services as described in further detail in this Memorandum, below:

FREQUENTLY ASKED QUESTIONS

How much money will you be raising?

We will raise a maximum of $20,000,000.

To whom will you offer the Shares?

The general public as defined in “INVESTOR SUITABILITY STANDARDS.”

Into what will you be investing my funds?

Our investment strategy is to invest all of the net proceeds into our operations where we consult with our clients to provide proprietary management consulting services, including technology solutions, operations expertise, lending, and business development to the mining industry; such types of projects, predominantly in North, Central, and South American with proven  reserves.

What kind of distributions may I expect?

Distributions equal to that of any common stock shareholder of the Company, although no distributions are guaranteed over the next 5 years.

When will I get my money back?

The Board of Directors expects to run the Company for at least five (5) years.

May I invest less than $10,000?

The Board of Directors may accept Subscriptions for less than $10,000 at its sole and absolute discretion.

Who is the Board of Directors?

The Board of Directors is composed of Christopher Werner, Luciano Duque and Martin Gallon.

Does the Company own any assets?

Intellectual Property and operating cash.

What kind of control will the Board of Directors have over the Company and decision making?

The Board of Directors will have control over non-ordinary course, significant business decisions/transactions. The Shareholders will only be able to remove the Board of Directors with good cause. The Board of Directors will make all decisions regarding the day-to-day operations of the Company.

TABLE OF CONTENTS

Contents

TABLE OF CONTENTS4

OFFERING CIRCULAR SUMMARY6

DEFINITIONS10

RISK FACTORS12

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS30

USE OF PROCEEDS31

DETERMINATION OF OFFERING PRICE33

DESCRIPTION OF BUSINESS AND PLAN OF OPERATION33

LEGAL PROCEEDINGS41

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS41

DILUTION42

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION42

AND RESULTS OF OPERATIONS42

PLAN OF DISTRIBUTION46

BENEFICIAL SECURITY HOLDERS48

BOARD OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS50

EXECUTIVE COMPENSATION58

SECURITY OWNERSHIP OF THE BOARD OF DIRECTORS58

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND59

CERTAIN CONTROL PERSONS AND DIRECTOR INDEPENDENCE59

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON60

ACCOUNTING AND FINANCIAL DISCLOSURE60

INTERESTS OF NAMED EXPERTS AND COUNSEL60

DESCRIPTION OF SHARES60

SHARES ELIGIBLE FOR FUTURE SALE62

AVAILABLE INFORMATION75

INDEX TO FINANCIAL STATEMENTS76

SHARES OF COMMON STOCK84

OFFERING CIRCULAR84

PART III - INFORMATION NOT REQUIRED IN THE OFFERING CIRCULAR85

SIGNATURES86

FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular constitute forward-looking statements. These statements relate to future events or our future financial performance, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “proposed,” “yet,” “assuming,” “may,” “should,” “expect,” “intend,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “will,” and similar words or phrases or the negative or other variations thereof or comparable terminology. All forward-looking statements are predictions or projections and involve known and unknown risks, estimates, assumptions, uncertainties, and other factors that may cause our actual transactions, results, performance, achievements, and outcomes to differ adversely from those expressed or implied by such forward-looking statements.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating the Company’s forward-looking statements. These factors include, among other things:

•Our ability to implement our proposed C3 business plan;

•National, international, and local economic and business conditions that could affect our business;

•Markets for our Shares, if and when the C3 Offering is successfully completed;

•Our cash flows or lack thereof;

•Our operating performance;

•Our financing activities;

•Industry developments affecting our business, financial condition, and results of operations;

•Our ability to compete effectively; and

•Governmental approvals, actions and initiatives and changes in laws and regulations or the interpretation thereof, including without limitation tax laws, regulations and interpretations by the SEC, States, and self-regulatory organizations, including without limitation, FINRA.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future plans, transactions, results, performance, achievements, or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements in order to update its forward-looking statements beyond the date of this Offering Circular.

Please read this offering circular carefully. It describes our business, our financial condition, and results of operations. We have prepared this offering circular so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this offering circular. We have not authorized any other person to provide you with different information. This offering circular is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this offering circular is complete and accurate as of the date on the front cover, but the information may have changed since that date.

Implications of Being an Emerging Growth Company

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●annual reports (including disclosure relating to our business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

●semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A and

●current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. If we qualify as an emerging growth company, we may take advantage of certain reduced reporting requirements and would be relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●would not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●would not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●would not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-goldenparachute” votes);

●would be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●would be able to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●would be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions may also be available to us if we qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

OFFERING CIRCULAR SUMMARY

This summary provides an overview of selected information contained elsewhere in this offering circular. It does not contain all the information you should consider before making a decision to purchase the Shares we are offering. You should very carefully and thoroughly read the more detailed information in this offering circular and review our financial statements contained herein.

The Company is in the development stage and faces all of the risks and uncertainties associated with a new and unproven business. Our future is based on an unproven business plan with no historical facts to support projections and assumptions. The Company is not currently generating revenues and does not expect to generate revenue until it enters into the commercial phases of marketing its products contemplated herein. There can be no assurance that the Company will ever achieve revenues or profitability. The Company’s operations are subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a pre-revenue business. Our lack of a significant and relevant operating history makes it difficult to manage operations and predict future operating results.

Overview

C3 Bullion, Inc. (the “Company”) intends to expand global operations and offer unique management consulting services to late stage, production mining projects (further described below) using funds raised from the sale of Shares (“Shares”) in the Company. The Company expects to share Distributable Cash (after paying expenses and debt service) from operations and equity, if any, with its Shareholders.

We expect to use the proceeds of this offering for IT development, working capital, service providers and marketing as well as general and administrative expenses. We expect to commence Shares sales in January of 2024 and hope to increase sales in the coming months. See “Use of Proceeds” at page 32.

Our business headquarters are located at C3 Bullion, Inc., 875 N. Michigan Avenue, Suite 3100, Chicago, IL 60611, Email: cwerner@C3Bullion.com, Tel: 920-207-0100, support@C3Bullion.com and www.C3Bullion.com. and our securities counsel is Simmons Associates, Ltd., Attorneys and Counselors at Law, 4 Richmond Street, Suite 102, Providence, Rhode Island 02906. Our telephone number is US:+1 (920) 207-0100.

Summary of the Offering

Securities Offered	4,000,000 common shares of the Company (the “Shares”) by the Company at $5.00 per share.
Number of shares outstanding before the Offering	9,625,000 shares as of the date hereof.
Number of shares outstanding after the Offering	13,625,000 Shares will be issued and outstanding after the offering of the Shares if all the Shares in this offering being offered are sold.
Minimum number of Shares to be sold in this Offering

There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital, and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular.

Use of Proceeds

The Company intends to use the proceeds of this offering to expand its global management consulting and mining services to mining projects, working capital, marketing and for general and administrative purposes. See ‘Use of Proceeds’ section for details at page 12.

Termination of the offering	The offering will conclude upon the earlier of the sale of all 4,000,000 Shares or one year after the date of this offering circular.
The Offering

The following is a summary of the principal terms of this Offering but is not intended to be complete.
Issuer	C3 Bullion, Inc. is a Delaware corporation.
Securities Offered	Company Common Shares.
Offering Amount	We are offering a maximum of $20,000,000 of Shares (the “Maximum Amount”).
Offering Price	$5.00 per Share. The minimum amount that must be purchased by each investor is 2,000 Shares.

Commencement of the Offering	We expect to commence the sale of the Shares within two days following the Qualification Date.
Termination of the Offering

This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii) the date that the Offering is earlier terminated by us, in our sole discretion.

Closings

The Shares will be issued in one or more closings (the “Closings”). After the Initial Closing, the Offering will continue on a continuous basis and we may have one or more additional Closings until the earlier of the Date or the receipt and acceptance of subscription funds equal to the Maximum Amount.

Termination	If we have not held the Initial Closing prior to the Termination Date, we will return all funds to the investors without interest or deduction.
Investor Qualifications	The Shares will be offered and sold solely to “Qualified Purchasers” (as defined in Rule 256 of Regulation A).
Plan of Distribution

The Offering is being conducted by our Board of Directors on a “best efforts basis as to the Minimum Amount and a “best efforts” basis thereafter up to the Maximum Amount.

Our Board of Directors will not receive any direct compensation for sales of our Shares. However, we reserve the right to engage broker-dealers registered under Section 15 of the Exchange Act (“Selling Agents”), and who are FINRA members to participate in the offer and sale of the Shares and to pay to such Selling Agents, if any, cash commissions of up to 7% of the gross proceeds from the sales of Shares placed by such Selling Agents and agent warrants (“Agent Shares”). Our Board of Directors, officers, employees, and affiliates (as defined in the Securities Act) may, but have no obligation to, solicit or purchase Shares in the Offering and all such Shares so sold or purchased shall be counted toward the Maximum Amount.

We reserve the right to reject a subscription to purchase Shares, in whole or in part in our sole discretion. If a subscription is so rejected, in whole or in part, we will promptly return the funds submitted with such rejected subscription, or the rejected portion thereof, to the investor without interest thereon or deduction therefrom.

How to Subscribe

To subscribe for Shares, complete and execute the Subscription Agreement accompanying this Offering Circular and deliver it to us before the Termination Date, together with full payment for all Shares subscribed in accordance with the instructions provided in the Subscription Agreement. Once you subscribe, subject to acceptance by us, your subscription is irrevocable. We have the right, at any time prior to the issuance of the Shares, to reject subscriptions in our sole discretion.

Reg D Offering

We are also conducting a concurrent private offering to accredited investors of up to 500,000 Shares in reliance on rule 506(c), 504 of Regulation D and S under the Securities Act of 1933, as amended (the “Securities Act”).  The Shares sold in the Reg D and S Offering have the same rights as those being sold in this Offering. As of the date of this Offering Circular, we placed approximately $500,000 of Shares in the Reg S Offering.

Use of Proceeds

We intend to use the net proceeds of this Offering for working capital, research and development, marketing, and the development of the C3 businesses including, retaining necessary personnel, and/or licenses and launching the C3 platform AI software program. See “Use of Proceeds.”

Proposed U.S. Trading	We intend to file an application to have the Shares quoted on the LATINEX, or “OTCQB” at such time as determined by management after we hold the Initial Closing.
Risk Factors

Investing in the Shares involves a high degree of risk. See “Risk Factors, beginning on page 12. You should read the Risk Factors section of, and all of the other information set forth in, this Offering Circular to consider carefully before deciding to purchase any Shares in this offering.

Investor Qualifications

Investors may be either “accredited investors” within the meaning of Regulation D under the Securities Act, or any other investors so long as their investment in the Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

In the cash offering, we intend to offer only up to a maximum of $1 million of Shares in the state of Washington. We will not offer Shares through the cash offering within Arizona, Nebraska, North Dakota, or Texas or to any resident of those states. There may be additional states that prohibit or limit us from offering Shares to their residents. In any state that prevents us from, or significantly limits our ability to, offer Shares in that state, we may seek to work with that state’s regulatory bodies so that at some time in the future, the state would permit us to offer our Shares to its residents.

You should rely only upon the information contained in this offering circular. The Company has not authorized anyone to provide you with information, including projections of performance, different from that which is contained in this offering circular. The Company is offering to sell the Shares and seeking offers only in jurisdictions where offers and sales are permitted. The information contained here is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or of any sale of the Shares.

We are offering our Shares without the use of an exclusive placement agent; however, we may engage various securities brokers to place Shares in this offering with investors for commissions of up to 7% of the gross proceeds. There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital, and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular. Upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

In the event that the Board of Directors is unsuccessful in raising the minimum funds needed, the Company may file a post qualification amendment to include additional jurisdictions that management has determined to be in the best interest of the Company for the purpose of raising the maximum offering. In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the Shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth.  In the case of an investor who is not a natural person, revenues, or net assets for the investors most recently completed fiscal year are used instead.

The Company has not currently engaged any party for the public relations or promotion of this offering.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the offering statement is qualified, is reasonably expected to be offered and sold within two years from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate offering price calculable using the information in the qualified offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the offering circular after qualification.

Subscriptions are irrevocable, and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

DEFINITIONS

Defined terms are capitalized herein. The singular form of any term defined below shall include the plural form and the plural form shall include the singular form. Whenever they appear capitalized in this Offering Circular, the following terms (which may or may not be capitalized in this Glossary) shall have the meanings set forth below unless the context clearly requires a different interpretation:

Act shall mean the Section 108 of the Delaware General Corporation Law of Delaware, as amended from time (“DGCL”), unless a superseding Act governing limited liability companies is enacted by the state legislature and given retroactive effect or repeals this Act in such a manner that it can no longer be applied to interpret this Agreement, in which case Act shall automatically refer to the new Act.

Advance, Advances or Company Loans shall mean a loan made by the Board of Directors or a Shareholder and shall earn eight percent (8%) per annum interest as described in the Certificate of Incorporation and Bylaws.

Affiliate or Affiliated shall mean any Person controlling or controlled by or under common control with the Board of Directors or a member of the Board of Directors wherein the Board of Directors (or a member of the Board of Directors) retains greater than fifty percent (50%) control of the Affiliate if an entity.

Agreement or Company Agreement shall mean the written Certificate of Incorporation and Bylaws of the Company as to the affairs of the Company and the conduct of its business in any manner not inconsistent with law or the Certificate of Incorporation and Bylaws of the Company, including all amendments thereto.

Article when capitalized and followed by a number refers to sections of the Agreement.

Asset or Company Asset shall mean any real or personal property owned by the Company.

Capital Account shall mean the amount of the Shares of a Shareholder in the Company consisting of that Shareholder’s original Contribution, as (1) increased by any additional Contributions and by that Shareholder’s Shares of the Company Profits, and (2) decreased by any Distribution to that Shareholder and by that Shareholder’s share of the Company’s Losses.

Capital Transaction shall mean the sale or disposition of a Company Asset.

Certificate of Incorporation shall mean the Certificate of Incorporation and Bylaws of the Company filed with the State of Delaware pursuant to the formation of the Company, and any amendments thereto or restatements thereof.

Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

Company shall refer to C3 Bullion, Inc. a Delaware corporation.

Contribution or Capital Contribution shall mean any money, property, or services rendered, or a promissory note or other binding obligation to contribute money or property, or to render services as permitted in the Act, which a Shareholder contributes to a Company as capital in that Shareholder’s capacity as a Shareholder pursuant to an agreement between the Shareholders, including an agreement as to value.

Distributable Cash means all cash of the Company derived from Company operations or Capital Transactions and miscellaneous sources (whether or not in the ordinary course of business) reduced by: (a) the amount necessary for the payment of all current installments of interest and/or principal due and owing with respect to third party debts and liabilities of the Company during such period, including but not limited to any real estate commissions, property management fees, marketing fees, utilities, closing costs, holding costs, construction costs, etc., incurred by or on behalf of the Company; (b) the repayment of Advances, plus interest thereon; and (c) such additional reasonable amounts as the Board of Directors, in the exercise of sound business judgment, determines to be necessary or desirable as a Reserve Account for the operation of the business and future or contingent liabilities of the Company. Distributable Cash may be generated through either operations or Capital Transactions.

Distribution, Distributions or Cash Distributions means the transfer of money or property by the Company to its Shareholders without consideration.

Economic Interest shall mean a Person’s right to Share in the income, gains, losses, deductions, credit, or similar items of, and to receive Distributions from, the Company, but does not include any other rights of a Shareholder, including, without limitation, the right to vote or to participate in management, and any right to information concerning the business and affairs of the Company.

Fee shall mean an amount earned by the Board of Directors as compensation for various aspects of operation of the Company, if applicable, as described in the table “Board of Directors’ Fees or Other Compensation” below.

Fiscal Year shall mean the Company’s fiscal year, which shall be the calendar year.

Interest, when capitalized, or Share shall mean a Shareholder’s rights in the Company, collectively, including the Shareholder’s Economic Interest, plus any additional right to vote or participate in management, and any right to information concerning the business and affairs of the Company described in the Certificate of Incorporation and Bylaws of the Company.

Investor shall mean a prospective Shareholder of the Company who is contemplating the purchase of Shares, prior to admission as a Shareholder.

Losses shall mean, for each Fiscal Year, the losses and deductions of the Company determined in accordance with accounting principles consistently applied from year to year under the cash method of accounting and as reported, separately or in the aggregate as appropriate on the Company’s information tax return filed for Federal income tax purposes.

Interest shall mean the incremental dollar amount established by the Board of Directors for sale of the Shares pursuant to this Offering, which Shareholders purchase in order to become Shareholders of the Company. Note: Shares issued by the Company are “personal property” and not “real property” Shares, thus, may be ineligible for exchange under federal tax law or “1031 exchange” rules.

Majority of Shares shall mean Shareholders holding more than fifty percent (50%) of the Shares.

Maximum Dollar Amount shall be Twenty Million Dollars ($20,000,000) and is the maximum amount of Capital Contributions that will be accepted from Shareholders pursuant to this Offering.

Minimum Dollar Amount there is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital, and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular.

Minimum Investment Amount shall mean the minimum investment required of an Investor (other than the Board of Directors or its members,) for admission to the Offering. For purposes of this Offering, the Minimum Investment Amount is Ten Thousand Dollars ($10,000), or purchase of Two Thousand (2,000) Shares at Five Dollars ($5.00) per Share; however, the Board of Directors reserves the right to take less than the Minimum Investment Amount in its sole and absolute discretion.

Non-U.S. Person shall mean a Person who is not a U.S. Citizen, not a legal U.S. Resident, or not living in the United States.

Offering shall mean the offer for sale of Shares in the Company in exchange for a Percentage Interest in the Company, pursuant to this Offering Circular.

Offering Period shall mean the amount of time, or any extension or reinstatement thereof, specified by the Board of Directors during which a Person may invest in Shares in the Company and thereby become a Shareholder. The Board of Directors retains the right to terminate the Offering Period at any time.

Organization Expenses shall mean legal, accounting, and other expenses incurred in connection with the formation of the Company.

Percentage Interest shall be the percentage interests of the Shareholders as determined in accordance with the Certificate of Incorporation and Bylaws of the Company.

Person means an individual, Company, limited Company, trust, estate, association, corporation, limited liability company, or other entity, whether domestic or foreign.

Profits shall mean, for each Fiscal Year, the income and gains of the Company determined in accordance with accounting principles consistently applied from year to year under the cash method of accounting and as reported, separately or in the aggregate as appropriate, on the Company’s information tax return filed for Federal income tax purposes.

Reserves or Working Capital and Reserves shall mean, with respect to any fiscal period, funds set aside, or amounts allocated during such period to reserves that shall be maintained in amounts deemed sufficient by the Board of Directors for working capital and to pay taxes, insurance, debt service, or other costs or expenses incident to the ownership or operation of the Company’s business.

Unreturned Capital Contributions means all Contributions made by a Shareholder less any unreturned capital.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business and prospects before deciding to invest in our Shares.

This offering and any investment in our Shares involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our Shares. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed, and you may lose all or part of your investment.

The Company considers the following to be all known material risks to an investor regarding this offering. The Company should be viewed as a high-risk investment and speculative in nature. An investment in our Shares may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our Shares.

Financial Projections. The Pro Forma Financial Projections included in the Business Plan are based upon what the Company believes to be reasonable assumptions concerning certain factors affecting probable future operations of the Company. Despite these future projections, no assurances can be made that these projections will prove to be accurate, and Shareholders are cautioned against placing excessive reliance on such projections in deciding whether to invest in the Company.  In particular, market conditions and capital costs are very volatile, and may cause the Company to seek additional capital or alternative forms of capital. In turn, this could result in a dilution of an Investor’s ownership interest in the Company.

Arbitrary Offering Price. The offering price of $5.00 per Share has been arbitrarily set by the Company and is not based upon earnings, operating history, assets, book value, or any other recognized criteria of value. No independent opinion has been obtained in the determination of the offering price.

GENERAL

RISKS RELATED TO OUR BUSINESS:

Our Company is in the Development Stage, is not generating revenue, and has a limited operating history.

The Company is in the development stage and faces all of the risks and uncertainties associated with a new and unproven business. Our future is based on an unproven business plan with no historical facts to support projections and assumptions. The Company is not currently generating revenues and does not expect to generate revenue until it enters into the commercial phases of marketing its products contemplated herein. There can be no assurance that the Company will ever achieve revenues or profitability. The Company’s operations are subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the formation of a pre-revenue business. Our lack of a significant and relevant operating history makes it difficult to manage operations and predict future operating results.

Our business is difficult to evaluate because we have limited operating history.

Potential Investors should be aware of the difficulties generally encountered by an enterprise with limited operating history.  These difficulties include, but are not limited to, marketing, competition and unanticipated costs and expenses. Because of our lack of operating history, limited revenues or earnings and limited assets, there is a risk that we will be unable to operate. The cost of operating our business is high because of the costly nature of the operations, facilities, and other infrastructure and supplies. Although we intend to expand operations and grow, our capital is limited and for the near future, it is likely that we will sustain operating expenses without corresponding revenues. There can be no guarantee that we will be able to successfully develop our operations and services.

We may be unable to obtain market acceptance to expand our operations.

We shall require significant expenditures, management resources and time to develop our operations and services. There can be no assurance that we shall be successful in gaining market acceptance of our strategies and services.

We may experience significant fluctuations in our operating results.

Our revenues and operating results may fluctuate due to a combination of factors. In order to remain competitive within the industry, we must maintain and keep up to date with new advances in mining operations. Consequently, it is highly uncertain what our operating results will be in the near future. Our revenues and operating results may also fluctuate based upon the number and extent of potential financing activities. Thus, there can be no assurance that we will be able to reach profitability on a quarterly or annual basis.

Unpredictable events, such as the COVID-19 outbreak, and associated business disruptions could seriously harm our revenues and financial condition, delay our operations, increase our costs and expenses, and impact our ability to raise capital.

Our operations could be subject to unpredictable events, such as earthquakes, power shortages, telecommunications failures, water shortages, floods, hurricanes, typhoons, fires, extreme weather conditions, hostilities and social unrest, medical epidemics or pandemics such as the COVID-19 outbreak, changes in government policies, and other natural or manmade disasters or business interruptions, for which we are predominantly self-insured. We do not carry insurance for all categories of risk that our business may encounter. The occurrence of any of these business disruptions could seriously harm our operations and financial condition, delay our development and marketing efforts, and increase our costs and expenses. These types of unpredictable events can adversely affect consumer spending and confidence levels and product supply availability and costs, as well as the local operations in impacted markets, all of which can affect our results and prospects.

The spread of the novel coronavirus, or COVID-19, underscores certain investment risks, such as the severe impact on all economic activity in the United States for an uncertain duration, including, without limitation, risks of liquidity and cash flows in the financial markets, and uncertainty for all market participants. While some of this uncertainty and recent market volatility may be mitigated by the March 27, 2023 passage of the Coronavirus Aid, Relief, and Economic Security Act, or “the CARES Act,” the rapid development and fluidity of this situation precludes any prediction as to any ultimate adverse effects of COVID-19 on the Company or the markets in which we operate and plan to operate. In light of the recent COVID-19 pandemic, there could be an impact on sourcing materials and ingredients that are used to manufacture our products. Additionally, COVID-19 has caused significant disruptions to the global financial markets, which could impact our ability to raise additional capital. Neither the duration nor scope of the disruptions resulting from COVID-19 can be accurately predicted.

The ultimate impact of such unpredictable events on the Company and any third-party suppliers is unknown, but our operations and financial condition could suffer in the event of any of these types of events. Further, any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our business, results of operations, financial condition and cash flows.

RISKS RELATED TO OUR BOARD OF DIRECTORS:

Our success depends upon the Board of Directors, the loss of whom could disrupt our business operations.

We depend upon the services of Christopher Werner, Luciano Duque, and Martin Gallon. The loss of services of Mr. Werner, Mr. Duque or Mr. Gallon could disrupt our operations.

Our Board of Directors will have substantial influence over our operations and control substantially all of our business matters.

The Board of Directors includes Christopher Werner, Luciano Duque, and Martin Gallon. They are responsible for conducting and managing our day-to-day operations. We rely completely upon the judgment of these three people in making business decisions on matters which require the judgment of the Board of Directors.

We are dependent upon attracting and retaining highly skilled personnel.

We believe our future success will depend largely upon our ability to attract and retain highly skilled management, consultants, and advisors in the following areas: operations, sales and marketing and finance. Competition for such personnel is intense and there can be no assurance that we will be successful in attracting and retaining such personnel. The inability to attract or retain qualified personnel in the future, or delays in hiring required personnel, particularly consultants providing research and development, marketing, and chartering operations services, could have a material adverse effect upon our business, results of operations and financial condition.

Our Board of Directors will have discretion with respect to certain items in the Use of Proceeds from this Offering.

Our Board of Directors intends to use the proceeds substantially as stated in the “Use of Proceeds” section of this Offering Circular. Notwithstanding the foregoing, our management has the right, in its sole and absolute discretion, to vary the use of the proceeds.

There can be no assurance that our Board of Directors’ use of proceeds generated through this Offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants, and personal investment advisors prior to making any decision to invest in the Company.

As is the case with any business, particularly one with limited operations, it should be expected that certain expenses unforeseeable to our management at this juncture will arise in the future.

Duties of the Board of Directors to the Shareholders; Indemnification

The duties the Board of Directors owes to the Company and the other Shareholders include the duty of care, the duty of disclosure, and the duty of loyalty, and the fiduciary duties of a partner to a Company and its other partners, as set forth in the Bylaws. This is a rapidly developing and changing area of the law and the Shareholders who have questions concerning the duties of the Board of Directors should consult with their legal counsel.

A Shareholder has a right to expect that the Board of Directors will do the following:

•Use its best efforts when acting on the Shareholder’s behalf,

•Not act in any manner adverse or contrary to the Shareholder’s interests,

•Not act on its own behalf in relation to its own interests, and

•Exercise all of the skill, care, and due diligence at its disposal.

In addition, the Board of Directors is required to make truthful and complete disclosures so that the Shareholders can make informed decisions. The Board of Directors is forbidden to obtain an advantage at the expense of any of the Shareholders, without prior disclosure to the Company and the Shareholders.

This indemnification will provide the Shareholders with a more limited right of action against the Board of Directors than they would have if the indemnification were not in the Agreement. This provision does not include indemnification for liabilities arising under the Securities Act of 1933, as, in the opinion of the Securities and Exchange Commission (“SEC”), such indemnification is contrary to public policy.

Insofar as the forgoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act of 1933, as amended, or the Securities Act, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Litigation

In the ordinary course of its business, the Company may be subject to litigation from time to time. The outcome of such proceedings may materially adversely affect the value of the Company and may continue without resolution for long periods of time. Any litigation may consume substantial amounts of the Board of Directors' time and attention, and such time and resources devoted to such litigation may, at times, be disproportionate to the amounts at stake in such litigation.

Liability for Return of Distributions

If the Company is otherwise unable to meet its obligations (including Company tax and indemnification obligations), the Partners may, under applicable laws or applicable provisions of the Company Agreement, be obligated to return cash distributions previously received by them to the extent such distributions are deemed to constitute a return of their capital contributions or are deemed to have been wrongfully paid to them. In addition, a Partner may be liable under applicable U.S. federal and state bankruptcy or insolvency laws to return a distribution made by the Company with respect to an investment that becomes subject to bankruptcy or insolvency proceedings.

Disagreements with Project Management

The Company may not be able to agree on matters relating to the projects contracted by the Company. Although dispute resolution mechanisms may be in place, including buy-sell provisions, the Company may not have sufficient resources to exercise its rights or other remedies, which may have negative consequences for the Company.

RISKS RELATED TO OUR SHARES:

The Shares being offered pursuant to this Offering Circular are not registered with the Securities and Exchange Commission.

The Shares being offered pursuant to this Offering Circular have not been registered pursuant to the 1933 Act or under the securities laws of any state (“blue sky” laws). They are offered pursuant to an exemption from registration under the 1933 Act in reliance upon intended compliance with the provisions of Section 4(2) of the 1933 Act and Regulation A thereunder. The Shares which we shall issue will not be restricted and can be freely traded, but only after qualification by the S.E.C. Accordingly, the Shares may not be sold, pledged, hypothecated, donated or otherwise transferred, whether or not for consideration, unless the Shares are qualified or unless an exemption from registration applies. Although the Shares will not be registered in various states, we shall comply with the registration or other qualification requirements concerning the offering of securities in each state in which the Shares will be offered. In addition to restrictions under federal laws, the Shares purchased in one state cannot be sold, transferred, pledged, or hypothecated in another state unless an exemption under state securities law applies.

There is no present market for the Shares, and there can be no assurance that any will develop. We are not presently a reporting company under either Section 13(a) or 15(d) of the 1934 Act and therefore, we do not presently file any reports with the SEC. We can give no assurance that we will ever become a reporting company. In addition, there can be no assurance if, and when, a public market will develop and whether our Shares will be able to be resold either at or near their original offering price. Investors should understand that the Shares are not liquid and may have little or no value if an Investor desires to liquidate his or her investment in the Shares. Accordingly, the Shares should not be purchased by anyone who requires liquidity or who cannot afford a complete loss of his investment.

The lack of liquidity and significant risks associated with an investment in our company makes the purchase of the Shares suitable only for an Investor who has substantial net worth, who has no need for liquidity with respect to this investment, who understands the risks involved and has reviewed these risks with his or her legal and investment advisors, and who has adequate means of providing for his or her current and foreseeable needs and contingencies.

The Subscription Price of the Shares pursuant to this Offering has been arbitrarily determined.

We have arbitrarily determined the Subscription Price of the Shares and such Subscription Price should not be construed as indicative of the value of the Shares. We can give no assurance that any of the Shares, if transferable, could be sold for the Subscription Price or for any other amount.

We have never paid dividends on our Shares.

We have never paid any dividends on our Shares. Although our management intends to pay cash dividends on our Shares, there can be no assurance that we shall have sufficient earnings to pay any dividends with respect to our Shares. Moreover, even if we have sufficient earnings, we are not obligated to declare dividends with respect to our Shares.  The future declaration of any cash or stock dividends shall be in the sole and absolute discretion of the Board of Directors and shall depend upon our earnings, capital requirements, financial position, general economic conditions, and other pertinent factors. It is also possible that the terms of any future debt financing may restrict the payment of dividends.  To date, no dividends have been paid on our Shares and we presently intend to retain earnings, if any, for the development and expansion of our business.

We may issue more Shares in future offerings, which will result in substantial dilution to our Shareholders.

Our Certificate of Incorporation and Bylaws of the Company authorizes the issuance of a maximum of 20,000,000 Common Shares of the Company. Any additional offerings of Common Shares effected by us may result in substantial dilution in the percentage of our Company Shares held by our then existing stockholders. Moreover, the Company Shares issued in any such offering may be valued upon an arbitrary or non-arm's-length basis by our Board of Directors, resulting in an additional reduction in the percentage of Company Shares held by our then existing shareholders. To the extent that additional Shares of the Company are issued, dilution of the interests of our stockholders will occur and the rights of the holders of Company Shares might be materially adversely affected.

As a result of this offering, there will be immediate dilution.

The purchasers of the Shares being offered hereby shall incur an immediate and substantial dilution in the pro forma net tangible book value of the Shares after the Offering of approximately $0.87 per Share from the Subscription Price of $5.00 per Share if 4,000,000 Shares offered hereby are purchased.

Factual Data

The information which we have set forth in this Offering Circular was obtained from our Board of Directors, who will benefit substantially from the transactions contemplated herein. Such information necessarily incorporates significant assumptions as well as factual matters.  There can be no assurance that such information is complete or accurate.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY:

Our operating results may fluctuate significantly, which makes our future results difficult to predict and could cause our operating results to fall below expectations or our guidance.

Our operating results may fluctuate due to a variety of factors, many of which are outside of our control, including the changing and volatile U.S., European, and global economic environment, and any of which may cause our stock price to fluctuate. As a result, comparing our operating results on a period-to-period basis may not be meaningful. You should not rely on our past results as an indication of our future performance. A delay in the recognition of revenue, even from just one account, may have a significant negative impact on our results of operations for a given period. If our revenue or operating results fall below the expectations of investors or securities analysts or below any guidance we may provide to the market, as has occurred recently and at other times in the past, or if the guidance we provide to the market falls below the expectations of investors or securities analysts, as has occurred recently and at other times in the past, the price of our Shares could decline substantially. Such a stock price decline could occur and has occurred recently and at other times in the past, even when we have met our publicly stated revenue and/or earnings guidance.

In addition to other risks listed in this “Risk Factors” section, factors that may affect our operating results include, but are not limited to:

•seasonal fluctuations in demand for our services. For example, many companies in our industry experience adverse seasonal fluctuations in production, particularly in the first and third quarters; we have experienced these seasonal fluctuations in the past and expect that this trend will continue in the future;

•fluctuations in production cycles and operations for our services;

•reductions in operator’s budgets for mining operations and delays in their operating cycles;

•general economic or political conditions in our domestic and international markets, including the deficit spending and government debt issues surrounding the U.S. and Eurozone economies;

•unpredictability in the development of mining operations, or adjacent markets, or a slowdown or reversal of growth in these markets, including any markets that we enter as a result of acquisitions;

•limited visibility into the operator’s spending and operating plans;

•changing market conditions, including current and potential operator consolidation;

•operator or partner concentration;

•the timing of recognizing revenue in any given quarter as a result of revenue recognition accounting rules, including the extent to which sales transactions in a given period are unrecognizable until a future period or, conversely, the satisfaction of revenue recognition rules in a given period resulting in the recognition of revenue from transactions initiated in prior periods;

•the successful operations of our portfolio in the timeframes we anticipate, including the number and size of operations, and in each quarter;

•delays in operator or partner operating cycles in response to our introduction of new projects and operating transitions;

•our ability to realize the anticipated benefits of any strategic transaction undertaken by us, including any acquisition, divestiture, Company, commercial agreement, or investment;

•any significant changes in the competitive dynamics of our markets, including new entrants or substantial discounting of projects;

•our ability to control costs, including our operating expenses and the costs of the businesses we purchase;

•our ability to timely and effectively implement, and realize the anticipated benefits of, any restructuring plans;

•any component shortages or price fluctuations in our supply chain;

•any decision to increase or decrease operating expenses in response to changes in the marketplace or perceived marketplace opportunities;

•our ability to derive benefits from our investments in operations, collaborative efforts, marketing, engineering, or other activities;

•our ability to successfully work with partners on combined solutions, including with respect to mineral extraction validation, marketing, selling and support;

•unpredictable fluctuations in our effective tax rate due to the geographic distribution of our worldwide earnings or losses, disqualifying dispositions of stock from the employee stock purchase plan and stock options, changes in the valuation of our deferred tax assets or liabilities, changes in actual results versus our estimates, or changes in tax laws, regulations, accounting principles, or interpretations thereof; and

•the effects of natural disasters, including any effects on our supply chain or on the willingness of our projects or prospective mining operators to make capital commitments.

Adverse economic conditions make it difficult to predict revenues for a particular period and may lead to reduced mining operations spending, which would harm our business and operating results. In addition, turmoil in credit markets during economic downturns increases our exposure to our operator’s and partners' credit risk, which could result in reduced revenue or increased write-offs of accounts receivable.

Our business depends on the overall demand for precious metals, and in particular for the mining operations and the other markets in which we operate, and on the economic health and general willingness of our current and prospective partners, both enterprises and government organizations, to make capital commitments.

These government organizations include non-U.S. as well as U.S. federal, state, and local organizations. In some quarters, sales to government organizations have represented, and may in the future represent, a significant portion of overall sales. If the conditions in the U.S. and global economic environment, including the economies of any international markets that we serve, remain uncertain or continue to be volatile, or if they deteriorate further, our business, operating results, and financial condition would likely be materially adversely affected. For example, U.S. government deficit spending and debt levels, as well as actions taken by the U.S. Congress relating to these matters, could negatively impact the U.S. and global economies and adversely affect our financial results. In addition, our financial results could be negatively impacted by the continuing uncertainty surrounding, or any deterioration relating to, the debt levels or growth prospects for Eurozone economies.

Economic weakness, operator financial difficulties and constrained spending on mining initiatives have resulted, and may in the future result, in challenging and delayed sales cycles and could negatively impact our ability to forecast future periods. In addition, the markets we serve are emerging and the operations involve material changes to established operating patterns and policies. In addition, our operating expenses are largely based on anticipated revenue trends and a high percentage of our expenses are, and will continue to be, fixed in the short term. Uncertainty about future economic conditions makes it difficult to forecast operating results and to make decisions about future investments. Weak or volatile economic conditions would likely harm our business and operating results in a number of ways, including spending reductions among mining operations and prospects, longer sales cycles, lower prices for our operations and reduced production. A reduction in information technology spending could occur or persist even if economic conditions improve. In addition, any increase in worldwide commodity prices may result in higher component prices and increased shipping costs, both of which may negatively impact our financial results.

We face intense competition that could reduce our revenue and adversely affect our financial results.

The market for production of precious metals is highly competitive and we expect competition to intensify in the future. Other companies may introduce new financing models and innovative strategies in the same markets we serve or intend to enter.

This competition could result, and has resulted in the past, in increased pricing pressure, reduced profit margins, increased sales and marketing expenses and failure to increase, or the loss of, market share, any of which would likely seriously harm our business, operating results and financial condition.

Many of our current or potential competitors have longer operating histories, greater name recognition, larger operator bases and significantly greater financial, technical, sales, marketing, and other resources than we do.  We also face competition from a large number of smaller private companies and new market entrants.

We expect increased competition from our current competitors as well as other established and emerging companies if our market continues to develop and expand.  In addition, some of our competitors have made acquisitions or entered into collaboration agreements or other strategic relationships with one another to offer a more comprehensive operating solution than they individually had offered. We expect this trend to continue as companies attempt to strengthen or maintain their market positions in an evolving industry and as companies enter into partnerships or are acquired. Many of the companies driving this consolidation trend have significantly greater financial, technical, and other resources than we do and are better positioned to acquire and offer complementary products and technologies. The companies resulting from these possible consolidations may create more compelling product offerings and be able to offer greater pricing flexibility, making it more difficult for us to compete effectively, including on the basis of streamlining mining operations, price, sales and marketing programs, technology, or product functionality. Continued industry consolidation may adversely impact operators' perceptions of the viability of smaller and even medium-sized technology companies and consequently operators' willingness to purchase from such companies. These pressures could materially adversely affect our business, operating results, and financial condition.

Our international operations subject us to additional risks that may harm our operating results.

We expect to continue to add personnel in additional countries. Our international operations make us subject to various U.S. and international laws and regulations, including those relating to antitrust, data protection, and business dealings with both commercial and governmental officials and organizations. Our international sales and operations subject us to a variety of additional risks, including:

•the difficulty and cost of managing and staffing international offices and the increased travel, infrastructure, legal, and other compliance costs associated with multiple international locations;

•difficulties in enforcing contracts and collecting accounts receivable, and longer payment cycles, especially in emerging markets;

•tariffs and trade barriers and other regulatory or contractual limitations on our ability to sell or develop our operations in certain foreign markets;

•the effects of any political instability on the general willingness of our current and prospective partners to make capital commitments;

•unfavorable changes in tax treaties or laws; and

•increased exposure to foreign currency exchange rate risk.

As we continue to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our international operations. Our failure to manage any of these risks successfully, or to comply with these laws and regulations, could harm our operations, reduce our sales, and harm our business, operating results, and financial condition. For example, in certain foreign countries, particularly those with developing economies, certain business practices that are prohibited by laws and regulations applicable to us, such as the Foreign Corrupt Practices Act, may be more commonplace. Although we implement policies and procedures with the intention of ensuring compliance with these laws and regulations, our employees, contractors, and agents, as well as channel partners involved in our international sales, may take actions in violation of our policies. Any such violation could have an adverse effect on our business and reputation.

Some of our business partners also have international operations and are subject to the risks described above. Even if we are able to successfully manage the risks of international operations, our business may be adversely affected if our business partners are not able to successfully manage these risks.

Foreign currencies periodically experience rapid fluctuations in value against the U.S. dollar. Any foreign currency devaluation against the U.S. dollar increases the real cost of our products to our operators and partners in foreign markets where we sell in U.S. dollars, which has resulted in the past and may result in the future in delayed or cancelled purchases of our products and, as a result, lower revenues. In addition, this increase in cost increases the risk to us that we will be unable to collect amounts owed to us by such operators or partners, which in turn would impact our revenues and could materially adversely impact our business and financial results. Any devaluation may also lead us to discount our prices more aggressively in foreign markets in order to maintain competitive pricing, which would negatively impact our revenues and gross margins. Conversely, a weakened U.S. dollar could increase the cost of local operating expenses and procurement of raw materials to the extent we purchase components in foreign currencies.

We provide services in engineering, operations, management, and infrastructure, and these services may achieve delayed or lower than expected benefits, which could harm our operating results.

We intend to continue to add personnel and other resources to our engineering, sales, operations, services and infrastructure functions as we focus on developing new operations, growing our market segments, capitalizing on existing or new market opportunities, increasing our market share, and enabling our business operations to meet anticipated demand. We are likely to recognize the costs associated with these services earlier than some of the anticipated benefits, and the return on these services may be lower, or may develop more slowly, than we expect. If we do not achieve the benefits anticipated from these services, or if the achievement of these benefits is delayed, our operating results may be adversely affected.

If we fail to manage future growth effectively, our business will be harmed.

We have expanded our operations significantly since inception, both organically and through acquisitions of complementary businesses and operations and anticipate that further significant expansion will be required. This growth is expected to continue to place significant demands on our management, infrastructure, and other resources. To manage our growth, we need to hire, integrate, and retain highly skilled and motivated employees. We will also need to continue to improve our financial and management controls, reporting systems, and procedures.

We are subject to various regulations that could subject us to liability or impair our ability to operate.

Our operations are subject to a variety of government regulations, including export controls, import controls, environmental laws, laws relating to the use of conflict minerals, and required certifications. For example, our metals are subject to export controls of the U.S. and other countries and may be exported outside the U.S. and other countries only with the required level of export license or through an export license exception, because we incorporate encryption technology into our products. Any change in regulations, shift in approach to the enforcement or scope of existing regulations, or change in the countries, persons or operations targeted by such regulations, could result in decreased use of our services by, or in our decreased ability to export or sell our services to, existing or potential operators with international operations. We must comply with various and increasing environmental regulations, both domestic and international, regarding our operations. Failure to comply with these and similar laws on a timely basis, or at all, could have a material adverse effect on our business, operating results, and financial condition.

We are exposed to risks from legislation requiring companies to evaluate internal control over financial reporting.

The Sarbanes-Oxley Act requires that we test our internal control over financial reporting and disclosure control and procedures. Moreover, if we are not able to comply with the requirements of Section 404 in the future, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock may decline and we could be subject to sanctions or investigations by the Nasdaq Stock Market's Global Select Market, the SEC or other regulatory authorities, which would require significant additional financial and management resources.

Changes in financial accounting standards may cause adverse unexpected revenue fluctuations and affect our reported results of operations.

A change in accounting policies can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New pronouncements and varying interpretations of existing pronouncements have occurred with frequency and may occur in the future. Changes to existing rules, or changes to the interpretations of existing rules, could lead to changes in our accounting practices, and such changes could adversely affect our reported financial results or the way we conduct our business.

We may have exposure to greater than anticipated tax liabilities.

Our provision for income taxes is subject to volatility and could be adversely affected by nondeductible stock-based compensation, changes in the research and development tax credit laws, earnings being lower than anticipated in jurisdictions where we have lower statutory rates and being higher than anticipated in jurisdictions where we have higher statutory rates, transfer pricing adjustments, not meeting the terms and conditions of tax holidays or incentives, changes in the valuation of our deferred tax assets and liabilities, changes in actual results versus our estimates, or changes in tax laws, regulations, accounting principles or interpretations thereof. In addition, like other companies, we may be subject to examination of our income tax returns by the U.S. Internal Revenue Service and other tax authorities. While we regularly assess the likelihood of adverse outcomes from such examinations and the adequacy of our provision for income taxes, there can be no assurance that such provision is sufficient and that a determination by a tax authority will not have an adverse effect on our results of operations.

If we fail to successfully manage our exposure to the volatility and economic uncertainty in the global financial marketplace, our operating results could be adversely impacted.

We are exposed to financial risk associated with the global financial markets, including volatility in interest rates and uncertainty in the credit markets. Additionally, instability and uncertainty in the financial markets, as has been recently experienced, could result in the incurrence of significant realized or impairment losses associated with certain of our operations, which would reduce our net income.

If we need additional capital in the future, it may not be available to us on favorable terms, or at all.

We have historically relied on outside financing and cash flow from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to fund our operations or respond to competitive pressures or strategic opportunities. We may not be able to secure timely additional financing on favorable terms, or at all. If we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new securities we issue could have rights, preferences and privileges senior to those of holders of our Shares. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

Our business is subject to the risks of earthquakes, fire, floods, pandemics, and other natural catastrophic events, and to interruption by manmade problems such as computer viruses, break-ins, or terrorism.

Our main operations are located in regions known for severe earthquakes and flooding. A significant natural disaster, such as an earthquake or a flood, could disrupt our operations and therefore harm our business, operating results, and financial condition. A natural disaster could also impact our ability to operate and deliver our products to operators, or provide support to our operators, any of which would harm our business, operating results, and financial condition.

Any of these incidents could result in both legal and reputational costs. Natural disasters, acts of unrest, terrorism or war could also cause disruptions in our or our operators' business, our domestic and international markets, or the economy as a whole. To the extent that such disruptions result in delays or cancellations of operator orders or the deployment of our products, our business, operating results, and financial condition would be adversely affected.

In December 2019, a novel strain of coronavirus, COVID-19, was reported in Wuhan, China. The World Health Organization has since declared the outbreak to constitute a pandemic.

The ongoing COVID-19 pandemic and any preventative or protective actions that governmental authorities or we may take in response to the pandemic may have a material adverse effect on our business or the business of our customers, suppliers, or distribution channels, including additional business shutdowns, reduced operations, restrictions on shipping, reduced consumer demand, or the ability of our customers to make payments. In addition, preparing for and responding to the ongoing pandemic could divert management’s attention from our key strategic priorities, increase costs as we prioritize the health and safety of our employees, cause us to reduce, delay, alter, or abandon strategic initiatives that may otherwise increase our long-term value, and otherwise disrupt our business operations. Also, while we believe the employee-safety measures we have implemented or others we may take in the future are temporary, they may continue until after the pandemic is contained and could amplify existing risks or introduce new risks that could adversely affect our business. Furthermore, these safety measures may not be successful in preventing the spread of the virus among our employees and we could face litigation or other claims related to unsafe working conditions, inadequate protection of our employees, or other similar or related claims. Any of these claims, even if without merit, could result in costly litigation or further divert management's attention and resources.

The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers and our sales cycles and industry events, and the effect on our vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. The effect of COVID-19 may not be fully reflected in our results of operations until future periods, if at all. If the COVID-19 outbreak continues to spread, we may need to limit operations or implement limitations. There is a risk that other countries or regions may be less effective at containing COVID-19, or it may be more difficult to contain if the outbreak reaches a larger population or broader geography, in which case the risks described herein could be elevated significantly.

Unregistered Brokers/Agents. The Company may utilize finders, agents, and brokers to seek potential Shareholders. Depending on the locations of and activities conducted by such persons or entities, certain laws may require that they be registered with the

Commission, state authorities, or foreign authorities. The Company intends only to utilize registered finders, agents, and brokers, or work with persons and entities it believes (or has been informed) do not need to be registered. If the Company uses finders, agents, or brokers that should be registered but are not, the Company may be liable to return investment monies and for other fines and penalties. In addition, the securities exemptions that the Company is relying upon may be made unavailable. In either case, the Shareholders may lose all or a portion of their investment.

Forward-looking Statements May Prove Materially Inaccurate. The statements contained in this Offering Circular that are not historical facts are forward-looking statements within the meaning of the Federal securities laws. These forward-looking statements are based on current expectations, beliefs, assumptions, estimates, and projections about the industry and locale in which the Company’s hotel, fitness facility and spa will be operated. Words such as “expect”, “anticipate”, “intend”, “plan”, “believe”, “seek”, and “estimate”, variations of such words, and other similar expressions, identify such forward-looking statements. Forward-looking statements contained in this Offering Circular, or other statements made for or on behalf of the Offering either orally or in writing from time to time, are expressly not guarantees of future performance, and involve certain risks, uncertainties, and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

While forward-looking statements in this Offering Circular reflect the Company’s estimates and beliefs, they are not guarantees of future performance. The Company does not promise to update any forward-looking statements to reflect changes in the underlying assumptions or factors, new information, future events, or other changes.

Such Shareholders May Be Subject to the Bad Actor Provisions of Rule 506(d). Regulation D, Rule 506(d) was adopted by the SEC under the JOBS Act on September 23, 2013. Rule 506(d) pertains to Shareholders (“covered persons”) who acquire more than 20% of the voting (equity) interests in companies seeking an exemption from securities registration under Rule 506. If such Shareholders have been subject to certain "disqualifying events" (as defined by the SEC), are required to either: a) disclose such events to other Shareholders (if they occurred before September 23, 2013); or b) own less than twenty percent (20%) of the voting (equity) Shares in the Company (if they occurred after September 23, 2013), and c) and they may not participate in management or fundraising for the Company. Disqualifying events are broadly defined to include such things as criminal convictions, citations, cease and desist or other final orders issued by a court, state or federal regulatory agency related to financial matters, Shareholders, securities violations, fraud, or misrepresentation.

Shareholders or other covered persons who do not wish to be subject to this requirement should: a) acquire less than twenty percent (20%) of the voting Shares in the Company (or ensure that the Shares they acquire are non-voting), and b) abstain from participating in management or fundraising for the Company. Covered persons have a continuing obligation to disclose disqualifying event both: a) at the time they are admitted to the Company, and b) when such disqualifying event occurs (if later), for so long as they are participating in the Company. Failure to do so may cause the Company to lose its Rule 506 securities exemption.

RISK FACTORS INVOLVING INCOME TAXES:

Lack of Board of Directors Rights

The Company will be managed exclusively by the Board of Directors. Shareholders will have no opportunity to control the day-to-day operation, including investment and disposition decisions, of the Company. The Board of Directors will have sole and absolute discretion in structuring, negotiating, purchasing, financing, and eventually divesting investments on behalf of the Company. The Board of Directors and its affiliates will make all acquisition decisions and the Shareholders will not have the right to evaluate for themselves the merits of particular investments prior to the Company's making such investments.

The Board of Directors Will Not Obtain an IRS Ruling

The Company will elect to be treated as a Company for Federal income tax purposes. The Board of Directors has determined not to obtain a ruling from the Internal Revenue Service (IRS) as to the tax status of the group.

Registration as a Tax Shelter.

The Company may be required to register with the Internal Revenue Service as a "tax shelter."

Tax Liability May Exceed Cash Distributions from Operations.

As a result of decisions of the Board of Directors in operating the Company, which may require the suspension of Cash Distributions due to a need to maintain a higher level of cash Reserves, along with other events, there is a risk that, in any tax year, the tax liability owed by a Shareholder will exceed its Cash Distribution in that year. As a result, some or all of the payment of taxes may be an out-of-pocket expense of the Shareholder.

Tax Liability May Exceed Cash Distribution on Property Disposition.

There is a risk that on the disposition of a Property, the tax liability of the Shareholder may exceed the Distributable Cash available. In the event of an involuntary disposition of the Company, there is the possibility of a Shareholder having a larger tax liability than the amount of cash available for Distribution at the time of the event, or at any time in the future.

Risk of Audit of Shareholder’s Returns.

There is a risk that an audit of the Company’s records could trigger an audit of the individual Shareholder’s tax records.

Risk That Federal or State Income Tax Laws Will Change.

There is a risk associated with the possibility that the Federal or State income tax laws may change affecting the projected results of an investment in the Company. There is a possibility that in the future Congress may make substantial changes in the Federal tax laws that apply to the Company and its Shareholders.

Risk That Income Tax Returns May Not Be Timely Prepared.

If the Company is unable to prepare and deliver its Federal or State income tax returns in a timely manner the Shareholders may be forced to file an extension on their individual income tax returns and may incur a cost to do so, including possible penalties to the Federal and State governments. If the Company is unable to prepare and deliver the Federal or State income tax returns at all, the Shareholders may be required to incur additional expenses in employing independent accountants to complete the returns.

Losses Limited to Amounts at Risk.

The extent to which a Shareholder may utilize losses from the Company will be limited to the amount the Shareholder is found to be "at risk" with respect to the Company.

Limitations on Use of Passive Losses.

Losses from a passive activity are not allowed to offset other types of income, such as salary, active business income, and "portfolio income," and may offset income only from other passive activities. The Company anticipates that most of the net income (if any) allocated to the Shareholders may be used by the Shareholders to offset the "passive activity losses," if any, of the Shareholders.

Risk of Including Foreign Shareholders.

The Company may accept Subscriptions from Non-U.S. Persons, in which case there is a risk that: the proper tax withholding amounts will not be withheld or paid by the Non-U.S. Person as required by the Foreign Investor in Real Property Tax Act of 1980 (FIRPTA) and that the Company could remain liable for a Non-U.S. Person’s individual tax liability to the IRS. There is a further risk that a Non-U.S. Person Investor could be named on the list of Specially Designated Nationals, Blocked Persons, or Sanctioned Countries or Individuals, which, if undiscovered, could result in an enforcement action against the Company by the U.S. Department of the Treasury and/or other federal agencies. In order to mitigate these possibilities, the Board of Directors will conduct due diligence on each Non-U.S. Person it considers admitting to the Offering and will attempt to determine whether there are any security restrictions on its admission at the time of its Subscription. Further, if the Board of Directors admits Non-U.S. Persons to the Offering, the Board of Directors will employ a C.P.A. versed in international investments on which it will rely to calculate and remit the appropriate withholding amounts. At the time of publication of this Memorandum, the Board of Directors was not contemplating including any specific Non-U.S. Persons as Shareholders in the Offering.

RISKS AT THE PROJECT LEVEL:

Uncertain Nature of Mining Consulting Services

The Company will be subject to all of the risks incident to providing services to the mining industry. These risks include, but are not limited to:

•changes in general or local economic conditions;

•changes in interest rates and the availability of permanent financing which may render the purchase, sale or refinancing of a project difficult or unattractive, and which may make debt service burdensome;

•federal or local economic or controls; and

•floods, earthquakes, hurricanes, and other acts of God, acts by terrorists, and other factors beyond the Company’s control.

The Company can provide no assurance that any project will be successful. Problems may be encountered after the engagement contract is executed with a project, including increased capital costs for the project, delayed development schedules and operational problems or delays.

Interest Rate and Hedging Risks

The Company's performance may be adversely affected by a fluctuation in interest rates if it utilizes variable rate financing and fails to employ an effective hedging strategy to mitigate such risks, including engaging in interest rate swaps, caps, collars, floors and other interest rate contracts, and buying and selling interest rate futures and options on such futures. Should the Company elect to borrow at a variable interest rate and to employ such a hedging strategy (and it will be under no obligation to do so), the use of these instruments to hedge a portfolio carries certain risks, including the risks that losses on a hedge position will reduce the Company's earnings and funds available for distribution to Partners and that such losses may exceed the amount invested in such instruments. Even if used, hedges may not perform their intended purposes of minimizing and offsetting losses on Company investments.

Losses from Uninsured Liabilities or Casualty

Certain types of insurance (covering events of a catastrophic nature, such as earthquakes, floods, acts of terrorism or relating to soils movement or subsidence due to mining activity) may not be available or may only be available at rates that, in the Company's opinion, are prohibitive. In the event that an uninsured disaster occurs, the Company could suffer a loss of the capital invested in, as well as anticipated profits from, the damaged or destroyed property. If the loss involves a liability claim, the loss may extend to the other assets of the Company.

RISK FACTORS INVOLVING THIS OFFERING

Authority of the Board of Directors

Shareholders will not have any rights as lenders or creditors of the Company and only limited rights as Shareholders of the Company. In addition, under the Company Agreement, except through representatives on the Advisory Committee (which will have limited voting authority on certain matters), Shareholders will have no voting rights on any matter concerning the Company other than potential amendments to the Company Bylaws.

Subject to limited oversight by the Advisory Committee, the Board of Directors is vested with complete and exclusive authority to control and manage the Company, including: authority to lend money to projects that include machinery and equipment; borrow and repay loans on behalf of the Company; enter into joint ventures and collaborative relationships; establish cash reserves; make cash distributions to Shareholders; and other functions, all without consulting with or obtaining the approval of any Shareholder, but in all cases, subject to the terms of the Company Agreements.

Timing of Distributions

The Board of Directors has absolute discretion in determining whether there is cash of Gold Bullion available for distributions. The Board of Directors may determine that some or all of the amounts received by the Company are needed to pay expenses and liabilities of the Company or to establish and maintain cash reserves for other purposes, including subsequent re-investment in assets/projects. Accordingly, there is no assurance that sufficient cash or Gold Bullion be available to make distributions. In addition, the Board of Directors may, in its sole discretion, retain cash or Gold Bullion otherwise available for distribution for any purpose for which the Board of Directors is then permitted to call capital. The Company's income will be taxable to Shareholders in the year earned, even if cash or gold is not distributed. While the Company intends to make distributions sufficient to cover the tax liability associated with an investment in the Company, there can be no assurance that the Company will have sufficient cash or gold reserves to make such distributions. Consequently, Shareholders may owe taxes with respect to income generated by investment in the Company even though the Company has not made any distributions related to such income.

Limitation of Liability of the Board of Directors

The Company Agreements will set forth the circumstances under which the Indemnified Parties are to be excused from liability to the Company or the Shareholders for damages or losses that the Company or the Partners may incur by virtue of any such person's performance of services for the Company. As a result of these provisions, the Company and the Shareholders may have a more limited right of action in certain cases against these persons than they might otherwise have. Additionally, in the event that a claim is made against any of the Indemnified Parties, such persons may be entitled to be indemnified by the Company, in which case the assets of the Company would have to be used to indemnify such persons for amounts incurred in connection with such claim.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Upon the closing of this offering, our restated certificate of incorporation will provide that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Upon the closing of this offering, our restated certificate of incorporation will provide that we will indemnify each person who was or is a party or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our restated certificate of incorporation that will be effective upon the closing of the offering also provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we do not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with our directors and executive officers. In general, these agreements provide that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or executive officer.

We plan to maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

The underwriting agreement we will enter into in connection with the offering of common stock being registered hereby provides that the underwriters will indemnify, under certain conditions, our directors and officers (as well as certain other persons) against certain liabilities arising in connection with such offering.

Insofar as the forgoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act of 1933, as amended, or the Securities Act, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Required Withdrawal

The Board of Directors, in its sole and absolute discretion, may require a Shareholder to withdraw from the Company if such Shareholder's continued participation in the Company would: (a) result in a violation of the Securities Act or any comparable state law by the Company; (b) require the Company to register as an investment company under the Investment Company Act; (c) result in a termination of the Company's status as a Company for tax purposes; (d) result in a violation of any law, rule or regulation by the Company, the Board of Directors, the Investment Manager, their respective officers, directors, employees, shareholders, partners, managers, members or any affiliate thereof; (e) cause the Company to be deemed a "publicly-traded

Company" as such term is defined in Section 7704(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (f) cause the Company to hold "plan assets" as described under the regulations issued by the Department of Labor at Section 2510.3-101 of the Code of Federal Regulations; or (g) likely result in a material adverse effect on the Company or any of its affiliates, any investment or any prospective investment due to any law or governmental regulation to which the Company is subject.

There are provisions in our Certificate/Certificate of Incorporation and bylaws that may discourage a third party from making a proposal to acquire us, even if some of our stockholders might consider the proposal to be in their best interests. These provisions include the following:

Our Certificate of Incorporation authorizes our board of directors to issue shares of preferred stock with such rights, preferences and privileges as determined by the board, and therefore to authorize us to issue such shares of stock. We believe these Certificate of Incorporation provisions will provide us with increased flexibility in structuring possible future financings. The additional classes or series will be available for issuance without further action by our stockholders unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests.

In addition, certain provisions of the General Delaware Corporation Law, 6 Del.C. § 8, et. seq., as amended from time to time (“GDCL”).  The GDCL, may have the effect of impeding a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could be in the best interests of our stockholders, including:

•“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our outstanding voting shares or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting shares) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes special appraisal rights and special stockholder voting requirements on these combinations; and

•“control share” provisions that provide that holders of “control shares” of our company (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise voting power in the election of directors within one of three increasing ranges) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares,” subject to certain exceptions) have no voting rights with respect to such shares except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

The GDCL permits our board of directors, without stockholder approval and regardless of what is currently provided in our Certificate of Incorporation or bylaws, to implement certain takeover defenses, including adopting a classified board or increasing the vote required to remove a director. Such takeover defenses may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide our common stockholders with the opportunity to realize a premium over the then current market price.

In addition, the provisions of our Certificate of Incorporation on the removal of directors and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Each item discussed above may delay, deter or prevent a change in control of our company, even if a proposed transaction is at a premium over the then-current market price for our common stock. Further, these provisions may apply in instances where some stockholders consider a transaction beneficial to them. As a result, our stock price may be negatively affected by these provisions.

Our board of directors may change our policies without stockholder approval.

Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our board of directors or those committees or officers to whom our board of directors’ delegates such authority. Our board of directors will also establish the amount of any dividends or other distributions that we may pay to our stockholders. Our board of directors or the committees or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without stockholder vote. Accordingly, our stockholders will not be entitled to approve changes in our policies, and, while not intending to do so, may adopt policies that may have a material adverse effect on our financial condition and results of operations.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions that you do not believe are in your best interests.

Delaware law provides that a director has no liability in that capacity if he or she satisfies his or her duties to us and our stockholders. Upon completion of this offering, as permitted by the DGCL, our Certificate of Incorporation will limit the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•actual receipt of an improper benefit or profit in money, property or services; or

•a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

In addition, our Certificate of Incorporation will authorize us to obligate us, and our bylaws will require us to indemnify our directors for actions taken by them in those capacities to the maximum extent permitted by Delaware law. Our Certificate of Incorporation and bylaws also authorize us to indemnify these officers for actions taken by them in those capacities to the maximum extent permitted by Delaware law. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist. Accordingly, in the event that actions taken in good faith by any of our directors or officers impede the performance of our company, your ability to recover damages from such director or officer will be limited. In addition, we will be obligated to advance the defense costs incurred by our directors and our officers, and may, in the discretion of our board of directors, advance the defense costs incurred by our employees and other agents, in connection with legal proceedings.

Securities Act Considerations

Pursuant to recent amendments to Rule 506 of Regulation D, if certain "covered persons" (which includes the issuer, any affiliated issuers, certain officers of the issuer, any beneficial owners of 20% or more of the Company's outstanding voting equity securities (calculated on the basis of total voting power rather than on the basis of ownership of any single class of securities), the investment manager, any compensated solicitors and certain other persons) become subject to a "disqualifying event" (as described in Rule 506(d)(1) of Regulation D), the Company may be subject to certain adverse consequences. In the event that a Shareholder that is a covered person is subject to a disqualifying event that occurred after September 23, 2013, the Board of Directors may take such equitable measures as it may determine, such as the mandatory transfer of all or a portion of such Shareholder's interest in the Company.

Investment Company Act Considerations

The Company intends to operate so as not to be required to register as an investment company under the Investment Company Act and, accordingly, investors in the Company will not generally be afforded the protections of the Investment Company Act applicable to registered investment companies. The Company intends to rely on the exclusion from the definition of "investment company" under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, but may, from time to time, seek to qualify under other exclusions or exemptions to the Investment Company Act, which may require the Company to impose additional transfer restrictions or other restrictions on the Company to satisfy the requirements of such other exclusions or exemptions. If the Company is deemed to be an investment company and therefore is required to register as such under the Investment Company Act, such requirement could prohibit the Company from operating in its intended manner and could have a material adverse effect on the Company.

Compliance with Anti-Money Laundering Rules and Regulations

As part of the Board of Directors' responsibility for the prevention of money laundering under the Uniting and Strengthening America by Providing Appropriate Tools Required to Interrupt and Obstruct Terrorism Act of 2001 (the "PATRIOT Act") and similar laws in effect in foreign countries and in response to increased regulatory concerns with respect to the sources of funds used in investments and other activities, the Board of Directors may request prospective and existing Shareholders to provide documentation verifying, among other things, such Shareholder's identity and the source of funds used to purchase such Shareholder's Interest in the Company. The Board of Directors may decline to accept a subscription if this information is not provided or on the basis of such information that is provided. Requests for documentation and additional information may be made at any time during which a Shareholder holds an Interest in the Company. The Board of Directors may be required to provide this information, or report the failure to comply with such requests, to appropriate governmental authorities, in certain circumstances without notifying the Shareholders that the information has been provided.

The Board of Directors will take such steps as it determines are necessary to comply with applicable law, regulations, orders, directives, or special measures. Governmental authorities are continuing to consider appropriate measures to implement at this point and it is unclear what steps the Board of Directors may be required to take; however, these steps may include prohibiting a Shareholder from making further contributions to the Company, depositing distributions to which a Shareholder would otherwise be entitled into an escrow account or causing the mandatory withdrawal of a Shareholder's Interest in the Company.

U.S. Commodity Exchange Act

None the Board of Directors nor any of its affiliates has registered with the Commodity Futures Trading Commission ("CFTC") as a commodity pool operator ("CPO") and will operate the Company as an "exempt pool" in accordance with CFTC Rule 4.13(a)(3) because of the Company's limited trading in commodity interests. As such, the Board of Directors would not be required to deliver a Disclosure Document (as defined in, and required under, CFTC regulations) or a certified annual report to investors in the Company or to comply with most of the other disclosure, reporting and recordkeeping requirements of the U.S. Commodity Exchange Act.

This Memorandum will not be required to be, and will not be, filed with the CFTC. The CFTC does not pass upon the merits of participating in the Company or upon the adequacy or accuracy of this Memorandum. Consequently, the CFTC will not review or approve this offering, this Memorandum, or any other offering memorandum relating to the Company.

FCPA Considerations

The Board of Directors and the Company intend to comply with the U.S. Foreign Corrupt Practices Act ("FCPA") and other anti-corruption laws, anti-bribery laws and regulations, as well as anti-boycott regulations, to which they are subject. As a result, the Company may be adversely affected because of its unwillingness to participate in transactions that present undue risk under such laws or regulations.

In recent years, the U.S. Department of Justice and the SEC have devoted greater resources to enforcement of the FCPA. In addition, the United Kingdom has recently significantly expanded the reach of its anti-bribery laws. Despite the Board of Directors’ efforts to ensure compliance with the FCPA, such efforts may not in all instances prevent violations. In addition, an issuer, seller, or other counterparty with which the Board of Directors transacts business, or their affiliates may engage in activities that could result in FCPA violations that implicate the Company. Any determination that the Board of Directors, the Investment Manager or the Company has violated the FCPA or other applicable anti-corruption laws or anti-bribery laws could subject it to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation and a general loss of investor confidence, any one of which could adversely affect the Company's business prospects and/or financial position, as well as the Company's ability to achieve its investment objective and/or conduct its operations.

RISKS RELATED TO THE MARKET FOR OUR SHARES:

There has been only a limited public market for our Shares and an active trading market for our Shares may not develop following this offering.

There has not been any broad public market for our Shares, and an active trading market may not develop or be sustained. Shares of our Shares may not be able to be resold at or above the initial public offering price. The initial public offering price of our Shares has been determined arbitrarily by management without regard to earnings, book value, or other traditional indication of value. Our Shares may trade below the initial public offering price following the completion of this offering. The market value of our Shares could be substantially affected by general market conditions, including the extent to which a secondary market develops for our Shares following the completion of this offering, the extent of institutional investor interest in us, the general reputation of companies in the IT industry and the attractiveness of their equity securities in comparison to other equity securities, our financial performance and general stock and bond market conditions.

At such time as determined by our management after the initial closing of this Offering we intend to contact market makers and apply to have the Shares quoted on the LATINEX or OTCQB. The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB does not have any listing requirements per se; to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for or continue quotation on the OTCQB. Market makers are not permitted to begin quoting a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings may be removed following a 30 to 60-day grace period if they do not make their required filing during that time. We cannot assure that our OTCQB application will be accepted or approved and the Shares listed and quoted. As of the date of this Offering Circular, there have been no discussions or understandings between us or anyone acting on our behalf, with any market maker regarding participation in a future trading market for the Shares. If we are not able to list the Shares, we intend to apply to have such securities listed on the OTC Pink marketplace, an interdealer quotation system. There is no assurance that the Shares will be listed on the OTC Pink marketplace and that such application, if filed, will be accepted. If no market ever develops for the Shares, it will be difficult for investors to sell any Shares purchased in this Offering. In such a case, investors may find that they are unable to achieve any benefit from their investment or liquidate the purchased Shares without considerable delay, if at all. In addition, if the Shares fail to be quoted on a public trading market, they will not have a readily discernable quantifiable value and it may be difficult, if not impossible, to ever resell the Shares, resulting in investors not being able to realize any value from their investments.

The market price and trading volume of our Shares may be volatile following this offering.

Even if an active trading market develops for our Shares, the trading price of our Shares may be volatile. In addition, the trading volume in our Shares may fluctuate and cause significant price variations to occur. If the trading price of our Shares declines significantly, you may be unable to resell your Shares at or above the public offering price.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our Shares include:

•actual or anticipated variations in our quarterly operating results or dividends;

•changes in our funds from operations or income estimates;

•publication of research reports about us or the mining industry;

•changes in market valuations of similar companies;

•adverse market reaction to any additional debt we incur in the future;

•additions or departures of key management personnel;

•actions by institutional stockholders;

•speculation in the press or investment community;

•the realization of any of the other risk factors presented in this offering circular;

•the extent of investor interest in our securities;

•investor confidence in the stock and bond markets, generally;

•changes in tax laws;

•future equity issuances;

•failure to meet income estimates; and

•general market and economic conditions.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the price of their Shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and trading price of our Shares.

Our Shares are “Penny Stock,” which impairs trading liquidity.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our Shares and investors may find it difficult to sell their Shares. Trades of our Shares will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established operators and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the operator with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the operator’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the operator orally or in writing prior to effecting the transaction and must be given to the operator in writing before or with the operator’s confirmation.

As an “Emerging Growth Company” any decision to comply with the reduced disclosure requirements applicable to emerging growth companies could make our Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

•In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt into the extended transition period for complying with the revised accounting standards.

Our status as an “Emerging Growth Company” under the JOBS Act of 2012 may make it more difficult to raise capital.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D.

So long as our common Shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common Shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common Shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) offering circular, and periodic reports we file there under.

Our reporting obligation to file reports following this offering will be suspended if, on the first day of any fiscal year (other than a fiscal year in which the offering circular under the Securities Act has been qualified), we have fewer than 300 shareholders of record and we file Form 1-Z with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. Our common Shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common Shares under the Exchange Act for the foreseeable future, provided that, we will register our common Shares under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common Shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules.

In addition, so long as our common Shares are not registered under the Exchange Act, our Company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which requires the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than five (5%) of the class.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s Shares for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their Shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Offering Circular includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to the Company and its management and management’s interpretation of what is believed to be significant factors affecting the business, including many assumptions regarding future events. Such forward-looking statements include statements regarding, among other things:

•potential governmental regulations relating to or that may impact our industry segments;

•increased costs or exposure to liability as a result of changes in laws or regulations applicable to the mining industry;

•general volatility of the capital and credit markets and the market price of our Shares;

•exposure to litigation or other claims;

•loss of key personnel;

•the risk that we may experience future net losses;

•risks associated with breaches of our security;

•failure to obtain necessary outside financing on favorable terms, or at all;

•risks associated with future sales of our Shares by existing shareholders or the perception that they intend to sell substantially all of the Shares of our Company that they hold;

•risks associated with the market for our Shares; or

•any of the other risks included in this offering circular, including those set forth under the headings “Risk Factors,” “Board of Directors’ Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.”

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “will,” “shall,” “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects, and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties, and other factors, including the ability to raise sufficient capital to continue the Company’s operations. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Offering Circular generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Registration Statement will in fact occur.

Prospective investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about the Company include financial projections and future estimates and expectations about the Company’s business. The projections, estimates and expectations are presented in this Offering Circular only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on the officers of the Company’s own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

Prospective investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

USE OF PROCEEDS

Our offering is being made on a best-efforts basis. There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital, and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular.  The offering price per share is $5.00 per share. We expect to use the funds of this offering for operations, working capital, general and administrative expenses, business development and marketing.

No proceeds will be used to compensate or make payments to any officers or directors, except for salaries and ordinary business expenses incurred in the normal course of business, or as set forth under the caption “Executive Compensation.” We reserve the right to change the intended use of proceeds if necessitated by business conditions or unexpected events.

We intend to use the net proceeds for the following purposes in the following order:

(a) first towards the fees and expenses associated with qualification of this Offering under Regulation A, including legal, auditing, accounting, transfer agent, printing, and other professional fees;

(b) second towards the implementation of our business plan, including but not limited to,

(i) strengthening our operating position in North, Central and South America,

(ii) deployment of our proprietary AI software and management consulting services to publicly traded mining licenses/entities,

(iii) ongoing legal and regulatory interaction and relations

(iv) community building/development and

(v) a national marketing campaign, and

(c) the balance towards operating capital and reserves.

Prospective investors in the cash offering may submit subscription agreements through our website at www.C3Bullion.com that will be available within two calendar days of the qualification of this offering circular. Each investor in this offering will be provided with access to an electronic version of the offering circular.

If the Maximum Amount of Shares offered hereunder and through the Offering are purchased, we expect to receive net proceeds from this Offering of approximately $18,600,000 after deducting estimated maximum Selling Agent commissions and expenses in the amount of $1,400,000 (7.0% of the gross proceeds of this Offering). However, we cannot guarantee that we will sell all of the Shares being offered by us. The following table summarizes how we anticipate using the net proceeds of this Offering, depending upon whether we sell the Minimum Amount, 50% of the Maximum Amount, or 100% of the Shares being offered in the Offering:

We will adjust roles and tasks based on the net proceeds of the Offering. We plan to use these proceeds as described below.

Offering Expenses

The use of proceeds for expenses (not including Broker Dealer fees if required) related to the Combined Offering is as follows:

●If the Company raises $1,000,000, it will use 5% of the proceeds, or $50,0000, towards offering expenses

●If the Company raises $5,000,000, it will use 5% of the proceeds, or $250,000, towards offering expenses

●If the Company raises $10,000,000, it will use 7% of the proceeds, or $700,000, towards offering expenses

●If the Company raises the Maximum Amount, it will use 7% of the proceeds, or $1,400,000, towards offering expenses

The proceeds remaining after meeting offering expenses will be used as outlined in the following examples:

TOTAL RAISE (TYPE)	Estimated Budget10%	Estimated Budget25%	Estimated Budget50%	Estimated Budget100%

Project Development*	$700k70%	$4m80%	$8.0m80%	$16.0m80%
Legal/Licenses/ Platform/Accounting	$80k 8%	$100k 2%	$300k 3%	$800k 4%
Operating Costs	$120k12%	$400k 8%	$700k 7%	$1.2m 6%
Development/ Working Capital/Marketing	$100k10%	$500k10%	$1m10%	$2m10%
Total:	$1.0m100%	$5.0m100%	$10.0m100%	$20.0m100%

*Project Development represents due diligence, selection of projects and monitoring ongoing operations by maintaining a strict consulting and service provider criterion for junior mining opportunities and can be summarized by the following guidelines:

•Targets are focused mainly on public companies trading in the TSX/TSXV

•Target project size of $400k - $3M per transaction

•Strong management team with proven successful track record

•Proven  or probable reserves (completed 43-101) and finalized Feasibility Studies (PEA)

•Stage of Development: Near-production development stage with permitting in place

The above table of the anticipated use of proceeds is not binding on the Company and is merely a description of its current intentions.

The amounts set forth above are our current estimates for such development, and we cannot be certain that actual costs will not vary from these estimates. This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering, including the repayment of any indebtedness. We cannot assure that our assumptions, expected costs and expenses, and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors” starting on page 12.

The Company intends to use a portion of the proceeds raised in this Offering to fund the compensation payable to its executive officers and directors as described under “Compensation of Directors and Executive Officers” on page 57.

Although our business does not presently generate any cash, we believe that if we raise the Maximum Amount in this Offering, that we will have sufficient capital to finance our operations at least through the end of 2024. However, if we do not sell the Maximum Amount or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. Further, we expect that during and/or after such period, we may be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities.

Pending our use of the net proceeds from this Offering, we may choose to invest the net proceeds in a variety of capital preservation investments, including, without limitation, short-term, investment grade, interest bearing instruments and United States government securities. We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products, and/or technologies, although we have no present commitments or agreements for any specific acquisitions or investments.

DETERMINATION OF OFFERING PRICE

The offering price of the Shares has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources, and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the Shares or the fairness of the offering price used for the Shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DESCRIPTION OF BUSINESS AND PLAN OF OPERATION

C3 GENERAL CORPORATE GOVERNANCE OBJECTIVES AND POLICIES

Affiliates

C3 Capital, Inc. dba C3 Bullion, Inc. was a Colorado corporation that was dissolved in Colorado on March 8, 2024.  The founder of C3 Capital, Inc. Christopher Werner, also founded the Company, so acknowledging in this disclosure that C3 Capital, Inc. is no longer operating and should not be confused with the Company, C3 Bullion, Inc. of Delaware.

Acquire and Dispose of Shares

The general objectives and policies of the Company include advancing operations in such a manner as to produce a return on investment for its Shareholders.

Provide Shareholders with Investment Opportunities

The Company policy is to advance and grow operations on behalf of its Shareholders.

Provide Shareholders with Limited Liability

One of the specific  Company objectives is to provide the Shareholders with limited liability for events and/or actions of the Board of Directors. The Company policy is to form and operate the Company in such a manner as to afford liability protection to the outside assets of the Shareholders to the extent allowed under the company laws of The United States.

Anticipated Holding Periods

The operating objective is to grow the Company for at least five (5) years prior to sale or initial public offering, at which time it will be sold, and the proceeds distributed. However, the Board of Directors will continually explore opportunities for resale, which may occur earlier than the projected hold time. If market conditions preclude favorable disposition of the Company at the projected time, the life of the Company may be extended, and operations of the Company will need to continue until more favorable market conditions occur and the Company can be sold.

Provide Cash Distribution to Shareholders

The operating objective of the Company is to generate Distributable Cash from operations, in USD or Gold Bullion at the option of the Shareholder, for Distribution to the Shareholders. The Board of Directors anticipates that Cash Distributions will be made from the operations or sale of the Company and held in respective USD or Gold Bullion accounts.

Allow Shareholders Minimal Involvement in Board of Directors

An operational objective of the Company is to provide the Shareholders an investment that requires minimal involvement. The Company policy will be for the Board of Directors to make all decisions on behalf of the Company.

Christopher Werner, Luciano Duque and Martin Gallon are the Board of Directors members of the Company and shall manage all business and affairs of the Company unless it is removed for Good Cause (as defined in the Bylaws) or resigns. The Board of Directors shall direct, manage, and control the Company to the best of its ability and shall have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that the Board of Directors shall deem to be reasonably required to accomplish the business and objectives of the Company. The rights and duties of the Board of Directors are described in the Bylaws.

Keep Shareholders Apprised of Company Affairs

The Board of Directors intends to furnish Shareholders periodic financial status reports for the Company. The Board of Directors will prepare an annual information package that it will attempt to deliver by January 15th each year. The annual information package may include such things as an annual operations update, financial statements, and a copy of the Company tax return, as applicable.

The Board of Directors intends to conduct periodic teleconferences and/or email updates with the Shareholders, as the Board of Directors deems necessary, to keep them apprised about affairs involving the Company. The Board of Directors will be available to answer questions during normal business hours via telephone or email.

DESCRIPTION OF THE COMPANY

Overview of the C3 Bullion Operational Strategy

A. What is C3 Bullion?

C3 Bullion (“C3”) is a precious metals mining management consulting firm, with an experienced team composed of engineers, geologists, miners, economists, capital advisory specialists, and technology experts. Our business objective is to advise, consult, provide machinery and equipment lending, and various other management consulting services to projects throughout the Americas operating precious metal producing mines.

The C3 business model aims to become a uniquely specialized management consultant service provider for mining companies, with the focus on analyzing projects utilizing our proprietary AI software, assisting in the capital formation strategies of the project, lending capital for machinery, equipment, plant and property, and supervising the operation of the mining operations, with the objective of obtaining an above-average rate of return from project contracts for Shareholders.

The key differentiators of our C3 business model are as follows:

1.the concept of getting paid for operational advisory services in a combination of fiat and physical gold at a discount from gold’s market price

2.any loans provided to a mine will be paid back in a combination of fiat and physical gold; and

3.any project where C3 is contracted (and while the advisory contract is in place and/or the loan to the mine is being paid) expects to receive a percentage of the total production of the mine in physical gold.

By receiving and holding gold in storage, C3 can expect a constant increase (or stacking) in certified gold from the project in management consulting, advisory and lending fees.  By implementing this process, not only do we generate an above-average return regarding the services and the interest rates on lending, but also have exposure on the price appreciation of gold.

Additionally, the gold in storage will serve two purposes:

1.As collateral for offering additional loans to the mines, and increasing organic growth of the Company

2.And by accepting gold in physical form at the discretion of our Board of Directors

B. C3 Operations:

We will have two separate closely related revenue streams:

1.Management consulting and service provider fees to projects in the gold mining sector.  These services include (at different capacities and reach) (i) project sourcing using C3’s proprietary AI tool, (ii) analysis, selection and operational consulting, (iii) negotiation of equipment and machinery financing, (iv) operational analysis, (v) business development, and (vi) contract execution, management consulting, and supervision of the mine’s operation and growth.

2.Lending to gold mines. Our services encompass all the services that C3 offers in the above revenue stream, with the added aspect that we will be lending capital for a project’s machinery, equipment, and business development. The lending operation provides an additional and above-market interest rate revenue. Any lending provided to a mine will be collateralized by the mine assets on a 50% loan-to-value minimum ratio for an average term of 5 years.

Both of these revenue streams contain the specific differentiator aspect of C3 receiving payments for its services with a combination of fiat and physical gold.

The following services are offered to projects, depending on the stage where C3 involvement is required. We can offer our services to projects that will contract specific items from the following service platform.  Some projects will contract a specific group of services, while others will contract the full range, and C3 will also apply the full range of services listed below to any loan that will be provided to a mine from C3’s own capital.

1.Mining Operations Services - this service offering relates to the advisory services that C3 can provide to projects looking for assistance with general operations based on what we have created as our ideal mine stage and size concepts:

2.Ideal mine project situation - C3 focuses on public companies trading in the TSX/TSXV to minimize risk. Target projects are focused mainly on public companies with geographical locations in the Americas. C3 will consider other locations and non-public companies on an opportunistic basis. The mine needs to have a strong management team with a proven successful track record. Ideally, a Completed NI 43-101 or JORC Resource statement, Preliminary Economic Assessment (PEA), and/or Feasibility Studies is preferred.

3.Ideal mine project development stage - The lifecycle of mining can be divided into several stages that we can group into two main stages: the exploration phase and the production phase. During the exploration phase, the value of the mining assets will fluctuate depending on the amount of gold discovered. Once there is a discovery, there is a period called feasibility in which the mining company needs to produce an economic and environmental analysis to justify the continued operation of the mine.

All phases during the exploration period are riskier projects and C3 does not plan to pursue projects in this stage.

Instead, C3 will focus on the  production stage of development, to capitalize on projects finishing the second or later feasibility stage or “orphaned” opportunities, which are at the beginning of the production stage, and therefore avoid exploration and feasibility risk.

C3’s ideal projects are mines operating during the orphan period (first image), with the feasibility or development stage (second image) at 95% to 100% completion. Ideally, C3 will manage projects at the production stage of the second image, specifically between the “Commercial exploitation begins” and “Expansion of mine and plant” points in the mine life cycle. At this point in time, mining operators are usually lacking working capital and equipment financing.

The C3 team’s mining knowledge is a key component in identifying, analyzing, and deploying services to the project.  Machinery or equipment lending at this stage is critical and a pivotal point in the mine’s life cycle.

4.Ideal mine project size - Given the very specific knowledge required to supervise a mining project and underwrite a mine loan, traditional advisory firms and finance sources like commercial banks are few and far apart, and they only focus on big operations and loan ranges targeting hundreds of millions of U.S. dollars.  Mines in this category can access traditional advisory firms and bank loans at market rates and conditions very advantageous for the mine operator.

C3’s team has analyzed and identified that ideal mine projects for our operations are in the $1MM to $4MM range and are also mine owners that are willing to give concessions in terms of higher advisory fees, higher interest rates on loans, board seats, warrants, etc.

5.Ideal mine project geological, operational, and management characteristics - There are several factors that are also important when analyzing a mine which represent not only the quantity or quality of gold underground, but also factors like salaries for the employees, the current political environment where the mine is located, and even how far a mine is located from any access road, railroad or waterways that could have a big impact on the productivity of the mine.

Aside from the mine development stage or size, C3’s management team will perform a risk/operational analysis assessment of each mine before providing management consulting services and any equipment, machinery, plant or property lending. For example, the following represents a short list of some of the project characteristics that C3’s team analyzes:

•Gold concentration per ton

•Feasibility studies analysis

•Current and future daily production processing capacity

•Political risk analysis

•Production cost analysis

•Employees cost analysis

•Licensing and concessions analysis

•The mine’s management assessment

•The mine’s debt levels

•The mine’s production equipment assessment.

This list is not exhaustive, as every mining project is different, but C3 will rely on the extensive experience of its management team who have operated mines over the last 30 years throughout the world.

C. C3’s Project Sourcing Artificial Intelligence (AI) Tool

C3 continues to design and develop a proprietary Artificial Intelligence (“AI”) software solution to continuously utilize and develop the latest in data science and analysis for the mining sector.  This platform includes data engineering, especially as it relates to AI and data organization, to enhance decision-making and connection for C3 and its Shareholders.

This AI tool is focusing on the ideal mine concepts described above, along with very specific proprietary geological and engineering concepts into a unique tool that scouts the web through public reporting companies and private companies public permitting approvals in the Americas, searching for the newest and ideal projects currently available.  This tool provides a source of projects that is unavailable compared to current technology owned or licensed by any other advisory firm that focuses in the small to mid-size project mining sector.

“Decision Science Model”

The AI model, in course of development, is designed to be sufficiently complete and comprehensive for capturing data on mining projects worldwide with an evaluation of risk factors components consistent with C3’s expert judgment. The risk factors included in the model are proposed and reviewed based on the expertise and judgment of mining and finance professionals from C3 ensuring that only relevant inputs are considered within the structure of the model.

C3’s AI model is a statistical process that consists of grouping a weight optimized set of relevant mining and financial aspects considered characteristics of a mining project.  This information will be stressed under different conditions to create risk scenarios, which will provide the optimized level of accuracy for the model, as measured by comparing the stressed scenarios with a benchmark/archetype scenario established by C3. The model combines expert judgment with a statistical approach, providing:

• A verified and optimized model that provides transparent and objective risk assessment consistent with mining expert judgment.

• Leveraged intuition of mining and financial professionals to ensure that the model is applicable for financially viable mining projects.

• Enhancement to the risk metrics and model discriminatory capacity to select between mining projects with acceptable and non-acceptable level of risk.

• A systematic data collection to consolidate an empirically driven model.

Overall, this Model is a method of benchmarking results against expert judgment, with the capacity to rank projects according to profitability and risk, while identifying areas with profound potential within the mining business.

D. Project Analysis, Selection, and Capital Formation Services

When the Company’s committee is given instructions to conduct diligence, they will spend two weeks analyzing the available data on each project. We will then determine which project fits closely to the criteria of the Company outlined above, engage in discussions with the project’s management, and schedule a “boots on the ground” visit to the operating mine.  This initial process is expected to take 30 days.

During the following 30-day period, our management will visit the project site, and examine all necessary operating protocols of the mine including:

•inspection of equipment

•inspection of ore processing procedures, mine safety standards, drill core samples, and all available technical data on the exploration phase

•interview personnel, review corporate financial data, take samples of unprocessed and processed ore, and have it analyzed in a laboratory

•review permits

•consult with the community and local officials

•conduct additional reviews where it is deemed necessary

Additionally, and not in order of importance, the following project aspects are also considered:

•Is the project’s management willing to be actively supervised for the duration of the engagement or lending process

•Will the management of the project be willing to allow C3 a seat on its Board of Directors Board for the duration of the engagement or lending process

•Are C3’s interest rates acceptable on any lending to the project

•The loan amount and payment terms (how much in cash and how much in physical commodity) and is a term of 5 years acceptable

•Gold concentration per ton

•Project feasibility studies analysis

•Current and future daily production processing capacity

•Political risk analysis

•Production cost analysis

•Employees cost analysis

•The project mine and its team’s know-how analysis

•Licensing and concessions analysis

•The project mine’s management assessment

•The project mine’s debt levels

•The project mine’s production equipment assessment

•The project capital needed and collateral available

•The projects sources nd uses of cash, and deployment details, etc.

After a complete review and examination of the mine and its operations, our committee will determine if the project fits the C3 project criteria. If it does not fit the criteria, the committee will ask the mine owners to keep us abreast of developments as the deficiency the committee uncovered may at some time in the future be resolved.  If the project fits the necessary criteria the committee will move forward and recommend the project for engagement.

E. Production Phase Services offered by the Company

During the initial phase of the mine project’s service contract, C3 will monitor all aspects of the mining operation and have the authority to direct the material aspects of the operation in conjunction with the mine’s owners and management. Deployment of capital from the mine for equipment and other approved expenditures will be closely monitored by the C3 management team. C3 will also have daily contact with the mine and have a corporate representative visit the project on a regular basis.  We also plan to have remote monitoring capabilities so that C3 has the ability to monitor the important processing aspects of the mine 24/7.

During the duration of the engagement period for the project, C3 Bullion expects to be consulting and advising on a weekly basis to ensure the operation is reaching, maintaining, and hopefully exceeding gold-producing capabilities. Monthly meetings with corporate management and senior mine personnel will be undertaken.

F. Mine+ Group

In addition to C3’s core mining team, the Company has engaged Mine+ Group to enhance C3’s mining capabilities.  Mine+ have spent their entire career developing mines and started noticing a similar pattern: owners were not developing their mines reliably and the people running the companies are smart, capable and have the best intentions, but often don’t have the right resources and controls to develop a mine effectively.

Mine+ Group helps owners develop mines more easily and offers solutions to handle most corporate, project and technical services that a mine needs. The Company’s collaboration with Mine + provides access to our clients where they will receive some of the best resources at affordable rates.

Mine + has focused throughout the world on improving the mining communities they serve, increasing the safety culture on mine sites, and eliminating environmentally impactful processes whenever possible. By C3 partnering with Mine+ Group, we are not just adding some of the best people in the mining industry to our team, but also tools, processes, and governance.

Some of the software operational tools that the C3 / Mine+ Group partnership provides to the project mines are:

1.ERMIS ppm:

A web-based project ERP is fully customizable, can integrate with any financial ERP, and gives the mine the confidence needed to track and control their project. Unlike other ERP solutions, this is ready to launch and C3/Mine+ includes all the back-office support to make sure the data, processes, and reports are accurate.

2.Reporting, Dashboards, and Analysis:

C3/Mine + offers the ability to create, manage, and issue any standard and non-standard report or register the mine requires. C3/Mine+ can also administer anything required to ensure a low-cost and accurate solution.

3.Develop and Implement Processes and Procedures:

C3/Mine + develops processes and procedures and implements them. The mine can utilize a toolbox of readymade and best-management processes or can create new custom processes tailored to a specific mine’s organization and team.

4.Onsite/Remote site staffing through strategic partnerships:

C3/Mine + provides proven world-class technical recruitment and payroll services to clients across the globe. As a result of their unique expertise, reach, and resources, they will assist the Company and its clients in accessing the very best personnel through extensive global databases and social media recruitment technologies.

5.The C3 operational core team, combined with Mine+ experience and know-how, provides a unique collaborative advisory firm capable of taking any project mine to its maximum operational production and efficiency at a reasonable price point for our target projects.

F. Gold Refining, Storing, and “Stacking” Services:

C3 receives a combined fiat and physical gold as payment for its management consulting services, lending activities, and receives a percentage of the mine’s production in physical gold.  Therefore, a procedure is required to handle the monthly increasing amount of physical gold in storage.

The Company has partnered with Brinks to help secure the precious metals supply chain from mine to end user, including preparation of the shipment; weighing according to industry standards; preparation of documents for a letter of credit; storage; and acceptance and release of shipments upon receipt of formal instructions.

Brink’s also operates facilities for third-party inspection and assaying. In New York, Brink's is an authorized depository for NYMEX/Comex. In London, Brink’s is market-accepted as a warehouse for the LBMA (London Bullion Market Association) as well as an approved Weigh Master. Inventory management solutions are also available at secure storage facilities worldwide.  The physical gold is taken by Brink’s at the mine and taken to a reputable refiner closer to the mine for refining, once done Brink’s pick up the now 99.5% gold and takes it to Brink’s vaults into C3 Bullion’s account.

Gold in the vaults will be used for two purposes:

•As a collateral for a credit line in order to lend money to mines

•Payment of dividends when and if the Board decides to do a payment of dividends in kind

G. The C3 Bullion Market Strategy

Our management consulting and advisory services deploy a simple two-prong approach:

1.On one side of the business strategy continuum, we have the smaller mine companies, with a special situation and a depressed share price and limited capital, but with a highly sought product still underground.

2.On the other end of our business strategy spectrum, there are investors with the need to obtain physical gold at a good price, but with a lack of knowledge and know-how to operate a gold mine. Among this group, we can count individual investors, institutions, jewelers and even banks, whose businesses are definitely not mining, but if they can obtain physical gold directly from our projects at a discount, and without intervening in the mine operation, a highly desirable situation arises for them.

Through participation in industry events and marketing, and targeting these two very specific groups set forth above, C3 plans to offer a very unique service that will benefit both parties and where C3 will benefit from implementing this service offering.

H.  Market Opportunity

Given how costly and capital-intensive the exploration and feasibility stages of a gold mine are, when they are finally reaching the production stage, the projects usually lack working capital and this severely limits they operational capacities, hiring of talent and even equipment financing.

When focusing on the $1MM to $5MM range, where the capital needed is not relevant for the underwriting process of a big bank, invariably these mines need to find alternative sources of capital and know-how.  However, given the drop in commodity pricing over the last decade, and combined with the fact that pre-production mining investments have been replaced by the recent Cannabis interest, late-stage, pre-production mining projects have a big support and financing gap at this stage.

Here is an excerpt from Reuters that is pertinent and represents an ideal mine project range that C3 plans to target:

-“The proliferation of index funds, sluggish gold price growth and a shift into cannabis and cryptocurrencies by risk investors has left junior miners short of funding.”

-“While the mining industry has seen a tentative revival in interest, much of that capital has flowed to larger producers. “There has never been greater divergence between big and small companies in the mining sector. Big companies are healthy. ... They have a lot of (earnings),” Peter Grosskopf, chief executive of asset manager Sprott Inc, said at the Mines and Money Conference. “The juniors are nowhere near that.”

-Ian Berzins, CEO of Braveheart Resources Inc, said the company is close to completing development on its British Columbia gold project, thanks to flow- through funding, but needs capital for future exploration.

-We’ve relied on families or insiders,” Berzins said in an interview on the sidelines of the conference. “Our other options are, we could sell a royalty on some or all of the property, or enter into a streaming agreement ... but once you’ve given up a royalty, it’s gone forever. ”

-Bought deal financing for junior explorers , in which investment banks commit to buy entire offerings from issuers, slumped 40% in

2018 from 2017, the Prospectors and Developers Association of Canada and deals researcher Oreninc said in a March report.

-The MVIS Global Junior Gold Miners index has lost 14% in the past year, compared with the S&P/TSX Global Gold index’s 5% drop.

-Anglo-Australian Resources Chairman John Jones, who presented the company’s Feysville Gold project near Kalgoorlie in Australia, said growing battery minerals demand has lifted explorers with such projects at the expense of others.

-“It’s inevitable that (struggling companies will) have to give up ... quite a bit of equity in projects to reduce their exposure by getting a cashed -up partner,” Jones said. “Some of them are private, high -wealth individuals, or private equity. ”

https://www.reuters.com/article/us-mining-conference-juniors/struggling-junior-miners-woo-investors-to-fund-exploration-projects-

idUSKCN1S827X

This article sums up the current situation regarding the availability of alternative sources of know-how and capital for smaller mines.  Even though the article is from 2019, in the past years the situation has only been exacerbated, and the COVID-19 situation has made it worse.

Additionally, the past 12 months have brought an interesting conundrum.  Gold as a commodity, the final product of the mines, has hovered around the $2,000 per ounce mark.  On the contrary, Gold miners' shares are depressed, and this limits their access to know-how and capital as mentioned above. Regarding smaller mines (not yet public) but already in production, the situation is even worse.

C3 plans to capitalize on this market opportunity, where our expert advice is desperately needed and where these mines can pay for the services in physical gold at a steep discount from market price, thus generating an above-average return for C3’s consulting, operational and lending services and passing that advantage on to its Shareholders.

I.  C3 Bullion Competitors

Throughout the Company’s market, there are just a handful of ways to have exposure to gold.  The most recognized are the following:

1.Purchase of physical gold (coins/bars/bullion):

•the investor gets access to the physical gold

•but with high storage expenses, risk, and limited liquidity

•quantity stays the same and there is no revenue from it other than price appreciation

2.Gold Trust or Fund:

•The investor buys shares in a pool of capital that purchases and stores gold. The investor has limited access to the physical gold (redeemable after a process and fees)

•storage expenses are lower

•not risky

•good liquidity

•quantity diminishes as the trust/fund needs to sell part of the gold to pay for expenses

•there is no revenue from it other than price appreciation

3.Gold futures and options:

•the investor buys future contracts, but the investor never sees the gold.  It is not redeemable, also referred to as paper gold

•there are no storage expenses

•not risky at all, other than risking the premium of the contract

•excellent liquidity

•not really acquiring any gold quantity

•revenue comes from speculation on the futures/options, but there is not a steady revenue

4.Gold mines shares/ETF:

•the investor buys shares in the mines, but the investor never really has access to physical gold

•there are no storage expenses

•some market/business risk

•excellent liquidity

•not really acquiring any gold quantity

•revenue comes from dividends if there are dividends

The products outlined in 1-4 above are currently available in the market where an investor wants to have exposure to the physical gold and be able to take delivery of the physical gold.  In general, they do not offer a constant increase in the amount of gold, nor do they offer any type of revenue. Actually, this has long been the primary investment reason against taking positions in gold.

5.The 5th option for gold exposure is our C3 Platform:

•The investor buys shares in our Company that will manage and help operate various gold mines

•There are lower storage expenses

•Business risk is mitigated by the collateral on any lending that takes place

•Limited liquidity

•Quantity of Gold increases every month

•Revenue comes in the form of extra gold as mines pay their service contracts, management agreements and loans

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims against the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We may list our Shares on the LATINEX or OTC Link under the symbol “C3B”.

As of the date of this Offering Circular, we had approximately 3 record holders of our Shares, that are owned by the Board of Directors and 10 other individual holders as more fully described below.

We do not have a stock option plan in place and have not granted any stock options at this time. We have a warrant plan for our Board of Directors of Advisors and currently there are outstanding warrants to purchase up to five percent (5%) of our Shares of our Shares at prices ranging from $4.00 to $5.00 per share.

DILUTION

Purchasers of our Shares offered in this Offering Circular will experience an immediate and substantial dilution of the net tangible book value of their Shares from the initial public offering price. Net tangible book value per share of our common stock before this offering is determined by dividing net tangible book value based on October 31, 2023 net book value of the tangible assets (consisting of total assets less intangible assets) of the Company by the number of shares of our common stock issued.

Assumed initial public offering price per share	$5.00
Net tangible book value per share before this offering (1)	$2.96
Increase in pro forma net tangible book value per share attributable to this offering (2)	($0.87)
Expenses impacting net tangible book value per share after this offering	($0.0)
Pro forma net tangible book value per share after this offering	$2.09
Dilution in pro forma net tangible book value per share to new investors	$0.87

(1)(2)The increase in pro forma net tangible book value per share attributable to this offering is determined by subtracting (a) the sum of (i) the pro forma net tangible book value per share before this offering (see note above) and (ii) the decrease in pro forma net tangible book value per share divided by (ii) the number of outstanding shares of common stock after this offering.

The following table illustrates the per share dilution to investors discussed above, assuming the sale of, respectively, 100%, 50%, 25% and 10% of the Shares offered for sale in this Offering (after deducting our estimated offering expenses of $1,400,000, $700,000, $350,000 and $70,000, respectively as of December 31, 2023:

Funding Level	$1,000,000	$5,000,000	$10,000,000	$20,000,000
Offering Price	$ 5.00	$ 5.00	$ 5.00	$ 5.00
Net tangible book value per Share at December 31, 2023	$ 2.96	$ 2.96	$ 2.96	$ 2.96
Increase per Share attributable to existing investors in this
Offering	$0	$0	$0	$0
Proforma net tangible book value per Share after
Offering at December 31, 2023	$2.91	$2.69	$2.46	$2.09
Dilution to investors purchasing Share in the Offering	$0.05	$0.30	$0.50	$0.87

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes thereto of the Company, as well as the financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Overview

The Board of Directors launched Company initial operations in January of 2022 and incorporated in Delaware on May 19, 2023 and commenced global operations shortly thereafter. We are still in the early-growth stage and looking to expand research and development and the growth marketing stage of our business.

The Company is in the development stage and faces all of the risks and uncertainties associated with a new and unproven business. Our future is based on an unproven business plan with no historical facts to support projections and assumptions. The Company is not currently generating revenues and does not expect to generate revenue until it enters into the commercial phases of marketing its products contemplated herein. There can be no assurance that the Company will ever achieve revenues or profitability. The Company’s operations are subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a pre-revenue business. Our lack of a significant and relevant operating history makes it difficult to manage operations and predict future operating results.

Trend Information

Revenue Trends

Because C3 characterizes the proceeds of its research and development arrangements as revenue, C3’s revenue can vary significantly based on demand for C3 Shares, the timing of revenue recognition under ASC 730 and whether C3 Shares’ sales are effected through consolidated funds. See the section titled “—Critical Accounting Policies and Estimates— Revenue Recognition” below for details. If we complete this offering of C3 Shares, C3 may recognize revenue in 2024 in connection with such sales under its current accounting policy, or under an appropriate future accounting policy. In addition, the Company may occasionally purchase assets using C3 Shares, valued at a discount to the then current fair value, which will result in a loss (or a lower gain) to the Company.

Costs and Expenses Trends

C3 expects operating expenses to increase for the fiscal year ending December 31 primarily due to an increase in general and administrative costs associated with the addition of personnel to support C3’s growth and legal, accounting and audit expenses due to costs associated with this offering, and an increase in research and development costs, primarily due to the addition of personnel and contractors to support the development of the Company, in each case since October 31, 2023. C3 does not expect any significant amount of other expenses.

Operating Results

We generated no revenues during the period ending October 31, 2023.

Plan of Operations

We were incorporated in the U.S. on May 19, 2023 and since that date our operations have consisted solely of developing our Company’s business model and expanding the C3 businesses.

We believe that the proceeds from this Offering will be sufficient to fund our developmental operations for a period of sixty (60) months. We are also raising additional funds in a concurrent private offering of Shares to accredited investors of up to 500,000 Shares in reliance on rule 506(c), 504 of Regulation D and S under the Securities Act of 1933, as amended (the “Securities Act”).  The Shares sold in the Reg D and S Offering have the same rights as those being sold in this Offering. As of the date of this Offering Circular, we placed approximately $875,000 of Shares in the Reg S Offering.

Liquidity and Capital Resources

To date, we have generated no revenue from operations in 2023 from operating activities.

Our future expenditures and capital requirements will depend on numerous factors, including: the success of this Offering, the progress of our research and development efforts and the rate at which we can get the C3 products up and running.

We believe that if we raise the Minimum Amount in this Offering, we will have sufficient capital to finance our operations for expansion globally over the next 24 months, however, if we do not sell the Maximum Amount, or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. Further, we expect that after such 24-month period, we will be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities.

Sources of Funds

C3 has funded operations entirely through contributions from its Founders, Directors and sales of Common Shares.

C3 will continue to fund its operations and capital funding needs through equity and/or debt financing, as well as through our sales of Shares from our treasury. The sale of additional equity would result in additional dilution to C3’s stockholders. The incurrence of debt financing would result in debt service obligations and the instruments governing such debt could provide for operating and financing covenants that would restrict C3’s operations. The sale of additional C3 Shares may result in dilution of the existing supply of C3 Shares. If C3 is not able to secure adequate additional funding C3 may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, or suspend or curtail planned programs. The occurrence of any of these events could affect the value of the C3 Shares, our ability to deliver them, or the timing of their delivery.

To the extent that C3 raises additional capital through collaborations, strategic alliances, or licensing arrangements with third parties, C3 may have to relinquish valuable rights to its proprietary software, future revenue streams, research programs or applications or to grant licenses on terms that may not be favorable to C3. Any of these actions could harm C3’s business, results of operations and future prospects. C3 may never become profitable, or if it does, it may not be able to sustain profitability on a recurring basis. The occurrence of any of these events could affect the value of the C3 Shares, our ability to deliver them, or the timing of their delivery.

Net Cash From Operating Activities

The use of cash in all periods resulted primarily from C3’s net income/loss adjusted for non-cash charges and changes in operating assets and liabilities.

Net cash from operating activities during the period ended October 31, 2023 was ($0.00).

Net Cash From Investing Activities

None

Net Cash From Financing Activities

Net cash from financing activities during the period ended October 31, 2023 was $725,000.

Material Capital Commitments

We currently have no material commitments for capital expenditures.

Off-Balance Sheet Arrangements

C3 did not have any off-balance sheet arrangements during any of the periods presented.

Internal Control over Financial Reporting

During the periods covered by the financial statements, C3 was an early-stage private company and has relied primarily upon external accounting and financial reporting personnel and other resources with which to address our internal controls and procedures.

Critical Accounting Policies and Estimates

C3’s management’s discussion and analysis of C3’s financial condition and results of operations is based on C3’s financial statements, which have been prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP. The preparation of these financial statements requires C3 to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenue generated and expenses incurred during the reporting periods. C3’s estimates are based on its historical experience and on various other factors that C3 believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. C3 believes that the accounting policies discussed below are critical to understanding C3’s historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

Revenue Recognition

C3 accounts for its issuances as research and development arrangements under ASC 730, Research and Development Arrangements (“ASC 730”). At the time of the issuances, all of C3’s development costs will be expensed.

With respect to any SAFT development arrangements, non-refundable consideration received (20% of total proceeds received from these purchasers) was recognized over the estimated development period in proportion to development costs incurred over total estimated costs. 80% of the total proceeds received were potentially refundable.

Federal Regulation and Our Business

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Critical Accounting Policies and Estimates Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with ASC 718, Compensation — Stock Compensation, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors to be recognized in the financial statements, based on their fair value. The Company measures share-based compensation to consultants in accordance with ASC 505-50, Equity-Based Payments to Non-Employees, and recognizes the fair value of the award over the period the services are rendered, or goods are provided.

Timing

Proceeds from this Offering, and from a concurrent Regulation D, Rule 506(c), Regulation S offering that we will conduct, will be used to fund the operations of the C3 platform. There can be no assurances that any of these offerings conducted by the Company will be successful.

We expect that during the 6-month period from December 5, 2023 to June 30, 2024, our efforts will be focused upon raising funds in the Regulation D and S offering, initial development efforts and qualification of the Offering Circular filed under Regulation A of which this Form 1-A Offering Statement is a part.

Qualified Small Business

The Company expects to be a “qualified small business” as defined in Section 1202(d) of the Internal Revenue Code of 1986, as amended, at and immediately after the issuance of the Shares. The Company has no predecessor and has never at any time held gross assets in excess of $50 million and does not expect to hold gross assets in excess of $50 million immediately after this Offering (including the proceeds of this Offering).

We intend that the Company will operate in the future in the manner required for the Shares offered in this Offering to qualify as “qualified small business stock” as defined in I.R.C. § 1202(c), so that investors in this Offering (other than corporations) that meet the more than 5-year holding period specified in I.R.C. Section 1202(a) may be eligible to exclude from gross income for federal income tax purposes 100% of any gain realized on a future sale or exchange of the Shares (up to the maximums prescribed in I.R.C. Section 1202(b)) and to receive an equivalent preference for federal alternative minimum tax purposes.

The Company has not redeemed any of its issued stock since its formation and has no intention to do so at any time within one year of the date of this Offering. It intends to satisfy the “active business requirement” in I.R.C. § 1202(d) under the aggregation rules in I.R.C. § 1202(d)(e) as a “parent-subsidiary controlled group” by retaining at least 80% of its assets (by value) in the form of stock representing more than 50%, by vote or value, of subsidiary corporations engaged in the active conduct of one or more qualified trades or businesses, as the term “qualified trade or business” is defined in I.R.C. § 1202(e)(3). It will not hold more than 10 percent of the value of its assets (net of liabilities) in the form of stock or securities of corporations that are not subsidiaries, except to the extent such stock or securities are permitted to be held as working capital or temporary investment under I.R.C. § 1202(e)(6). The Company and its subsidiaries will strive to avoid engagement in other activities or businesses or the acquisition or holding of assets or positions that would disqualify the Company from being a qualified small business.

PLAN OF DISTRIBUTION

The Company is offering a maximum of 4,000,000 Shares of its Shares on a best-efforts basis at a fixed price of $5.00 per share and any funds raised from this offering will be immediately available to the Company.  The offering will terminate upon the earlier of the sale of all 4,000,000 Shares or one year from the date of this Offering Statement.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we are entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital, general corporate purposes, repayment of debt (if any) and, prior to our use of the proceeds, other uses, including short-term, interest-bearing investments, as more specifically set forth in the “Use of Proceeds” starting on page 32.

The Offering may be made, in management’s discretion, directly to investors by the Company’s management on a “best efforts” basis. We reserve the right to offer the Shares through broker-dealers who are registered with FINRA/SIPC. The Company may engage a broker-dealer registered with the SEC and a member of FINRA/SIPC to perform administrative compliance and related broker-dealer services in connection with this Offering including the review of investor information including KYC (Know Your Customer) data, AML (Anti-Money Laundering) and other compliance checks and review of subscription agreements and investor information. The Company has agreed to pay  a commission up to 7% of the amount raised in the Offering to support the Offering on all invested funds after the issuance of a No Objection Letter by FINRA. In addition, the Company might pay a one-time advance set up fee of $5,000 to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by the broker-dealer, such as, among other things, preparing the FINRA filing.

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. The Company had previously entered into an agreement with one of our directors to assist in raising capital for the Company. The agreement has since been terminated and no directors or officers of the Company shall be compensated, whether in the form of commission or other remuneration, in connection with the Offering. At the end of the Offering, our officers or directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our officers or directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii) except that for securities issued pursuant to rule 415 under the Securities Act, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

We intend to sell the Shares in this offering through registered broker-dealers or through our Board of Directors, Christopher Werner, Luciano Duque, Martin Gallon and their affiliates. They will not receive any compensation for offering or selling the Shares.

We reserve the right to reject, in whole or in part, any subscriptions for Shares made in this Offering, in our discretion.

Selling Agents and Expenses

We may engage broker-dealers registered under Section 15 of the Exchange Act (“Selling Agents”), and who are FINRA members to participate in the offer and sale of the Shares and to pay to such persons, if any, cash commissions of up to 77% of the gross proceeds from the sales of Shares placed by such persons and agent warrants (“Agent Shares”) to purchase that number of Shares equal to 7% of the Shares placed by such persons.

We have not entered into selling agreements with any broker-dealers to date. We will be responsible for and pay all expenses relating to this Offering, including, without limitation, (a) all filing fees and expenses relating to the qualification of this Offering with the SEC and the filing of the offering materials with FINRA, as applicable; (b) all fees and expenses relating to the application to list of our Shares on the OTCQB; (c) all fees and expenses relating to the registration or qualification of the Shares as required under State Blue Sky laws, including the fees of counsel selected by us; (d) the costs of all preparing and printing of the offering documents; (e) the costs of preparing, printing and delivering certificates representing Shares; (f) fees and expenses of the transfer agent for the Shares; and (g) the fees and expenses of our accountants and the fees and expenses of our legal counsel and other agents and representatives. We expect the total expenses to be paid by us will be at least $70,000.

Offering Period

We expect to commence the sale of the Shares within two days following the Qualification Date. This Offering will terminate on the Termination Date.

Offering Documents

This Offering Statement and the offering documents specific to this Offering will be available to prospective investors for viewing 24 hours per day, 7 days per week on our website at www.C3Bullion.com. Before committing to purchase Shares, each potential investor must consent to receive the final Offering Statement and all other offering documents electronically. In order to purchase Shares, a prospective investor must complete and electronically sign and deliver to us a Subscription Agreement, the form of which is an exhibit to the Offering Statement of which this Offering Statement is a part and send payment to us as described in the Subscription Agreement. Prospective investors must also have agreed to the Terms of Use and Privacy Policy of our website.  This investment limitation does not apply to “accredited investors,” as that term is defined in Rule 501 of Regulation D under the Securities Act.

Prospective investors must read and rely on the information provided in this Offering Statement in connection with any decision to invest in the Shares.  For general information on investing, we encourage you to refer to www.investor.gov.

Application for Listing

We intend to file an application to have the Shares quoted on the LATINEX or OTCQB at such time as determined by management after we hold the initial closing.

State Blue Sky Information

If we fail to comply with State securities laws where our securities are sold, we may be subject to fines and other regulatory actions against us. We intend to take the steps necessary to help insure that offers and sales in this Offering are in compliance with State Blue Sky laws, provided, however, there can be no assurance that we will be able to achieve such compliance in all instances, or avoid fines or other regulatory actions if we are not in compliance.

Foreign Restrictions on Purchase of Shares

As soon as possible after the issuance of the Shares, we intend to apply to have the Shares listed for trading on the NASDAQ Capital Market (the “NCM”) over-the-counter market operated by OTC Markets Group Inc. (the “OTCQB”), or the Latin American Stock Exchange (Latin American Stock Exchange – “LATINEX”) although application or approval of such application is not a condition to the offering and we will not apply for the listing until the offering is completed.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, the Company encourages you to refer to www.investor.gov.

Public offerings or sales of securities made in the Republic of Panama are subject to registration before the Superintendence of the Securities Market of Panama (the SMV). Nonetheless, the offer and sale of securities to institutional investors is exempted from the registration requirement. This exemption is based on the premise that institutional investors are experienced and sophisticated investors with enough knowledge of the securities markets which allows them to assess the risks associated with these types of investments without the need of the protection of Law Decree 1 of 1999 (the Securities Law):

•Entities such as banks, insurance companies, investment funds, brokerage houses, corporations with equity of no less than US$1,000,000, sovereign states, and government entities qualify as institutional investors.

•Although not subject to registration, offerings of securities to institutional investors in Panama are subject to the filing of form OE-3 with the SMV within the 15 days following the offer. Form OE-3, which is fairly simple, involves disclosing general information on the issuer and the securities being offered. This filing is applicable to the offers, sales or transactions of unregistered securities made by issuers domiciled in Panama or abroad to institutional investors in Panama, regardless of the object of the transaction, the number of institutional investors being targeted, or of the amount of securities being offered, and is not subject to special considerations or limitations. Aside from form OE-3, the SMV may require additional information from the issuer such as incorporation documents, offering memorandum, and corporate authorisations, among others.

•It is important to note that this registration exemption assumes that the institutional investor does not intend to act as underwriter of the securities, therefore in order for the exemption to be applicable to subsequent sales of such securities, such sales shall only be made to other institutional investors within a period of one year from the date of its initial acquisition, when not made publicly. Otherwise, the securities will require registration before the SMV for their offering in Panama.

The offerings subject to SMV registration (Public Offers, Recognized Jurisdiction, Recurring Issuers, or Direct Listings) and which will be placed or traded through Latinex, must meet the following requirements for Latinex inscription and Latinclear custody eligibility:

•The Securities Market Law exempts Supranational and Foreign Government securities from the SMV registration requirement. The procedure is instead conducted directly with and through Latinex.

Requirements - Public Offers Classification Workflow Public Offer Public Offer - Recurrent Issuer Other Instruments Recognized Jurisdiction Government (Panama) and Supranationals Foreign Government Issuers Virtual Securities Registry Window (SMV & Latinex)

(a)Annex No. 1. Latinex cumplimiento@latinexgroup.com

(b)Submit the registration documents in accordance with Sections II and III of this guide. Once the request has been submitted to the SMV, the following documentation should be sent directly by email to cumplimiento@latinexgroup.com:

• Application Form for Enrollment in Latinex and/or Eligibility in Latinclear (Annex No.2)

• Securities Registration Agreement between Latinex and the Issuer (Annex No.3).

• Agreement between Latinclear and the Issuer, which must be printed on the issuer's letterhead. Issuers issuing dematerialized securities must sign the respective contract with Latinclear. Copy of the Contract with the Payment, Registration, and Transfer Agent, signed with a financial institution with access to the National Payment System of the Republic of Panama. This requirement will not apply if clearing and settlement is carried through reciprocal agreements between Latinclear and the CSD (Central Securities Depository) of the country where the securities are located. Payment process at Latinex and Latinclear (Annex 5 and 6). As soon as the registration is authorized by the SMV, send a copy of the resolution to cumplimiento@latinexgroup.com Any additional information or documents required by Latinex and/or Latinclear.

BENEFICIAL SECURITY HOLDERS

The entity named below is the “Beneficial Security Holder.” The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by the Security Holder, and therefore, no accurate forecast can be made as to the number of securities that will be held by the Security Holder upon termination of this offering.

Except as noted, upon conversion of the convertible promissory note that the selling security holder listed in the table will have sole voting and powers with respect to the securities indicated and has never been one of our officers or directors. We will not receive any proceeds from the sale of the securities by the Security Holder. The Security Holder is not a broker-dealer or affiliated with a broker-dealer. The Security Holder may be deemed to be an underwriter.

Capital Structure:

Currently on Issue9,625,000

Issued under this Offering4,000,000

The following table sets forth certain information as of October 31, 2023 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Shares; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the Shares set forth therein has sole voting power and sole investment power with respect to such Shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company. The percentages are based on 9,675,000 Shares of our Shares outstanding as of the date above.

Current Capitalization Table			Post Reg A Offering Closing - Capitalization Table
Shareholder	Share count	Share %	Shareholder	Share count	Share %
Chris Werner	3,500,000	36.36%	Chris Werner	3,500,000	24.31%
Solomon Capital Management	3,500,000	36.36%	Solomon Capital Management	3,500,000	24.31%
Martin Gallon	200,000	2.08%	Martin Gallon	200,000	1.39%
ESG(1)	1,450,000	15.06%	ESG	1,450,000	10.07%
Burt Schippers	250,000	2.60%	Burt Schippers	250,000	1.74%
Misael Leon Medina	25,000	0.26%	Misael Leon Medina	25,000	0.17%
Alejandro Soriano Avila	25,000	0.26%	Alejandro Soriano Avila	25,000	0.17%
Jorge Medina	25,000	0.26%	Jorge Medina	25,000	0.17%
Arturo Barcelo Camacho	600,000	6.23%	Arturo Barcelo Camacho	600,000	4.17%
Kevin Werner	50,000	0.52%	Kevin Werner	50,000	0.35%
			Reg D Investors	500,000	3.47%
			Jose Varas	200,000	1.39%
			Judy Doens	40,000	0.28%
			Elizabeth Leon	30,000	0.21%
			Reg A	4,000,000	27.79%

Treasury	0	0.00%	Treasury	0	0.00%
Approved but not issued	10,375,000		Approved but not issued	5,605,000
Total Shares Outstanding	9,625,000	100.00%	Total Shares Outstanding	14,395,000	100.00%

(1)Emerging Securities Group, LLC controlled by Kevin Werner of Sheboygan, Wisconsin

Regardless of the success of this offering, our officers and director and current stockholders will continue to own the majority of our Shares after the offering. Since they may continue to control the Company after the offering, investors may be unable to change the course of the operations. Thus, the Shares we are offering may lack the value normally attributable to voting rights. This could result in a reduction in value of the Shares you own because of their ineffective voting power. None of our Shares is subject to outstanding options, warrants, or securities convertible into Shares.

LEGAL STRUCTURE

There are three (3) Board of Directors who are also current shareholders. The Board of Directors are active in the business and are officers and/or directors of the Company.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members, officers, and managers of the Board of Directors are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years.

Name	Positions and Offices Held at the Board of Directors	Principal Occupation and Employment Responsibilities for the Last Three (3) Years
Martin Gallon	COO, Director	Mining, Geology and Technology
Luciano Duque	CIO, Director	Finance, Technology and Commercial
Chris Werner	CEO, Director	Mining, Finance and Commercial

The Company has made no provisions for paying cash or non-cash compensation to its Shares and Board of Directors for services. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows. The Board of Directors were issued no shares during the period ended October 31, 2023 for services valued at $.001 per share.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us for their appointment for the period ended October 31, 2023, respectively.

% Before				% After
Name and Address	Annual Compensation	No. of Shares	Offering	Offering
Martin Gallon(1)	$0	200,000	02.08%	01.46%
Luciano Duque(1)	$0	3,500,000	36.36%	25.59%
Chris Werner(1)	$0	3,500,000	36.36%	25.59%
All officers and directors as a group (3 persons)	$0	7,200,000	74.81%	51.19%

Our directors are not compensated for their services. The Board of Directors has not implemented a plan to award options to our director. There are no contractual arrangements with any member of the Board of Directors of directors. We have no director's service contracts. No compensation is paid to directors for acting as such.

Employment Contracts and Employees

We have several employment contracts with any of our officers or directors. We currently employ our CEO, CIO and COO as directors, and we have a compliance manager and a full-time chief technology officer. We plan to add up to five administrative personnel, including a full-time Chief Financial Officer and VP of Business Development.

Indemnification

Indemnification is authorized by the Board of Directors to managers, officers or controlling persons acting in their professional capacity pursuant to Delaware law. Indemnification includes expenses such as attorney’s fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

Board of Directors Leadership Structure and Risk Oversight

The following provides an overview of the leadership structure of the Board of Directors and the Board of Directors’ oversight of the Company’s risk management process. In addition, the Board of Directors also has two standing committees, the Audit Committee and Governance Committee (the “Committees”) (discussed below), each comprised of all of the Directors named above, to which the Board of Directors has delegated certain authority and oversight responsibilities.

The Board of Directors’ role in management of the Company is oversight, including oversight of the Company’s risk management process. The Board of Directors meets regularly on at least a quarterly basis and at these meetings the officers of the Company report to the Board of Directors on a variety of matters. The Board of Directors reviews its leadership structure periodically and believes that its structure is appropriate to enable the Board of Directors to exercise its oversight of the Company.

The Company has retained the Board of Directors as the Company’s investment adviser. The Board of Directors is responsible for the Company’s overall administration and operations, including management of the risks that arise from the Company’s investments and operations. The Board of Directors provides oversight of the services provided by the Project and the Company’s officers, including their risk management activities. On an annual basis, the Company’s Chief Executive Officer, Christopher Werner, conducts a compliance review and risk assessment and prepares a written report relating to the review that is provided to the Board of Directors for review and discussion. The assessment includes a broad-based review of the risks inherent to the Company, the controls designed to address those risks, and selective testing of those controls to determine whether they are operating effectively and are reasonably designed. In the course of providing oversight, the Board of Directors and the Committees receive a wide range of reports on the Company’s activities, including regarding each Company’s investment portfolio, the compliance of the Company with applicable laws, and the Company’s financial accounting and reporting.

The Company Board of Directors’ leadership structure and risk oversight is identical.

Board of Directors Committees

As described below, the Board of Directors has two standing Committees, each of which is chaired by a Director. The Board of Directors has not established a formal risk oversight committee. However, much of the regular work of the Board of Directors and its standing Committees addresses aspects of risk oversight.

Audit Committee

The Board of Directors has an Audit Committee consisting of all of the Directors. Luciano Duque serves as the chairman of the Audit Committee. Under the terms of its charter, the Audit Committee (a) acts for the Directors in overseeing the Company’s financial reporting and auditing processes; (b) receives and reviews communications from the independent registered public accounting firm relating to its review of the Company’s financial statements; (c) reviews and assesses the performance, approves the compensation, and approves or ratifies the appointment, retention or termination of the Company’s independent registered public accounting firm; (d) meets periodically with the independent registered public accounting firm to review the annual audits of the series of the Company, including the audits of the Company, and pre-approves the audit services provided by the independent registered public accounting firm; (e) considers and acts upon proposals for the independent registered public accounting firm to provide non-audit services to the Company or the Project or its affiliates to the extent that such approval is required by applicable laws or regulations; (f) considers and reviews with the independent registered public accounting firm, periodically as the need arises, but not less frequently than annually, matters bearing upon the registered public accounting firm’s status as “independent” under applicable standards of independence established from time to time by the SEC and other regulatory authorities; and (g) reviews and reports to the full Board of Directors with respect to any material accounting, tax, valuation or record keeping issues of which the Audit Committee is aware that may affect the Company, the Company’s financial statements or the amount of any dividend or distribution right, among other matters. The function of the Audit Committee of the Company is the same.

Governance Committee

The Board of Directors has a Governance Committee consisting of all of the Members. Martin Gallon serves as the chairman of the Governance Committee. Under the terms of its charter, the Governance Committee is empowered to perform a variety of functions on behalf of the Board of Directors, including responsibility to make recommendations with respect to the following matters: (i) individuals to be appointed or nominated for election as Directors; (ii) the designation and responsibilities of the chairperson of the Board of Directors (who shall be an Independent Director) and Board of Directors committees, such other officers of the Board of Directors, if any, as the Governance Committee deems appropriate, and officers of the Company; (iii) the compensation to be paid to Directors; and (iv) other matters the Governance Committee deems necessary or appropriate. The Governance Committee is also empowered to: (i) set any desired standards or qualifications for service as a Director; (ii) conduct self-evaluations of the performance of the Directors and help facilitate the Board of Directors’ evaluation of the performance of the Board of Directors at least annually; (iii) oversee the selection of independent legal counsel to the Directors and review reports from independent legal counsel regarding potential conflicts of interest; and (iv) consider and evaluate any other matter the Governance Committee deems necessary or appropriate. It is the policy of the Governance Committee to consider nominees recommended by shareholders. Shareholders who would like to recommend nominees to the Governance Committee should submit the candidate’s name and background information in a sufficiently timely manner (and in any event, no later than the date specified for receipt of shareholder proposals in any applicable proxy statement of the Company) and should address their recommendations to the attention of the Board of Directors of C3 Governance Committee, at C/O James R. Simmons, Esq., Simmons Associates, Ltd., 155 Main Street, Suite 301, Providence, RI 02903, Phone: (401) 272-5800. The function of the Governance Committee of the Company is the same.

Codes of Ethics

Each of the Company, the Board of Directors, the Board of Directors, and the Advisors/Sponsors have adopted a code of ethics under Rule 17j-1 of the 1940 Act (collectively the “Ethics Codes”). Rule 17j-1 and the Ethics Codes are designed to prevent unlawful practices in connection with the purchase or sale of securities by covered personnel (“Access Persons”). The Ethics Codes apply to the Company and permit Access Persons to, subject to certain restrictions, invest in securities, including securities that may be purchased or held by the Company. Under the Ethics Codes, Access Persons may engage in personal securities transactions, but are required to report their personal securities transactions for monitoring purposes. In addition, certain Access Persons are required to obtain approval before investing in initial public offerings, private placements, or certain other securities. The Ethics Codes can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. The Codes are available on the EDGAR database on the SEC’s website at www.sec.gov, and also may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549-0102.

Identification of Directors, Executive Officers and Significant Employees.

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations, or removals. Our officers hold office at the pleasure of our Board of Directors of directors, or until their deaths, resignations, or removals.

Our directors, executive officers, and significant employees their ages, positions held, and durations of such are as follows:

Business Experience

The following is a brief account of the education and business experience of our directors, executive officers and significant employees during at least the past five years, indicating their principal occupations and employment during the period, and the name and principal business of the organization in which such occupations or employment were carried on.

Organizational Structure

One team will be allocated for research and development. Two teams will be allocated for sales and support upon closing of the offering.

Bullion

C3 Bullion, Inc.

Organizational Chart

Board of Directors
Christopher Werner
Martin Gallon
Luciano Duque
Operation
Chief Executive Officer
Chief Investment Officer
Chief Economist
Chief Operations Officer
Chief Financial Officer
Chief Compliance Officer
Project Analysis Underwriting
AI Director
Artificial Intelligence Tool
Public Relations & Marketing
Business Development
Investor Relations
Digital Front Office & Social Media
Digital Back Office & CRM
USA Market
International Market
Project Supervision Operation
Mine+ Team
Underground Operation
Above ground Operation
Equipment
Underground Operation
Above ground Operation
Equipment
Logistics
Security
Loan Servicing
Analyst 1
Analyst 2
Accounting
Bookkeeping
Clerk
Accounting firm
Auditor
Legal
USA SEC/Securities
Asset reclamation litigation lawyers
Compliance
Broker Dealer of Record
Transfer Agent
LatAm Broker Dealer
Investor Relations

BOARD OF DIRECTORS, PROMOTERS AND CONTROL PERSONS

The Board of Directors of the Company are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years.

Biographies

Christopher Werner – CEO, Director

Since 1998, Mr. Werner is the Past CEO of Ascendant Holdings Ltd., which completed two separate IPOs on the TSX for Canadian mineral exploration companies. He was also the Founder and CEO of River Hills Resources which joint ventured with a Chinese State-Owned company to develop three mining projects in Ecuador.

Mr. Werner Co-Founded and was CEO of Gorgona Gold S.A.C. which was a Peruvian-based exploration company with ten mining projects comprising 22 concessions covering over 17,500 hectares, and also Co-Founder and CEO of Pangea Resources S.A. which was a Nicaraguan based mining company.

Chris founded C3 Bullion in January 2020 to operate as an alternative mine management consulting services company with a focus on assisting early-stage production opportunities. He attended Marquette University and completed his education at Regis University of Denver, Colorado.

Luciano Duque – CIO, Director

Mr. Duque is a global business executive and entrepreneur, with 20+ years of experience in the US and international business in a wide range of industries, with a strong focus on Capital Markets and Fintech. Extensive experience in business startups in North, Central, and South America, including the startup/structuring of a US Broker-Dealer. His track record during this time includes

Investment Banking in LatAm for deal origination, negotiation, structuring, and Placement for the Company. He is a former International Client Advisor for Morgan Stanley and has experience structuring investment management consulting services. Luciano has extensive U.S. and International Broker-Dealer, family/multifamily office, and fund allocators network experience and knowledge and experience in digital assets, asset tokenization, and secondary trading of securities (ATS). He is a mechanical Engineer by training and as the following current licenses:

FINRA licenses: Investment Banking (79), Investment Advisory (66), Securities Broker (7), Commodities broker (3), and Securities Principal (24).

Martin Gallon – COO, Director

Mr. Gallon is a registered professional mining executive with over 45 years’ experience in all phases of exploration and mining, both open pit and underground, from grass roots exploration through feasibility studies, mine development & construction, to process plant design and operational mine management. He developed, supervised and authored feasibility and EPCM proposals for major engineering and construction groups and held progressively senior positions including VP Exploration, President, COO and CEO. More recently, Mr. Gallon focused on project evaluation, financing, development, construction and advancing a number of projects from grass roots to production in North, Central and South America where he was responsible for two major exploration discoveries and designed, built and operated three gold mines.

Manuel Varas - Chief Economist, Risk Management

Jose Manuel Varas is an expert on Financial risk with specific experience in Credit, Market, and Operational risk gained through over a decade of professional engagements with banking institutions (Lloyds Banking Group), rating agencies (Moody’s), auditor firm (EY), and the British financial regulator (FSA).

He is also an experienced Economist, having developed for different employers models used for scenario analysis, stress testing, and to identify sovereign risks. His professional experience includes a sound knowledge of the business environments and financial regulations across different geographies, based on his fieldwork experience in EMEA, LATAM, and North America. He still maintains active links with academia after holding positions as an academic at the University of Manchester and the University of Wales, he actively collaborates in researching with academics and participates in conducting seminars in different Universities.

His formal academic qualifications include a Ph.D. in applied finance, M.A. in Economics, MBA with specialization in Finance, and a BSc in Business Management and Economic Sciences, in addition to specialization courses in MIT, Thunderbird University, and BBA (British Banking Association).

Non-executive advisors:

Stewart A. Jackson, Ph.D. P.Geo. - Mining and Engineering

Professional Geoscientist with many years in the mineral industry. Involved in the exploration and development of base and precious mineral deposits in a wide range of environments. Specialist in carbonate-hosted mineral deposits and limestone sedimentology.

Involved in the discovery and development of several major mineral discoveries including the large Red Dog zinc-lead deposit in Northwestern Alaska operated by Teck; the Viken multi-metal vanadium/uranium deposit of Sweden; the Hard Creek Nickel-Cobalt deposit of British Columbia, Canada. Participated in the discovery and development of the Borealis, South McCoy, and Manhattan gold deposits in Nevada, USA for Houston Oil and Minerals. Discovered and developed several million ounces of gold in a group of gold mines in northern Washington State, USA, including the Buckhorn mine., for Crown Resource Corporation.

Founded Crown Resource Corporation in 1981, and discovered several million ounces of gold in the Republic District of Washington, USA, at the Buckhorn Mine, Seattle Mine, South Penn, Key East, Key West, Overlook, Lamefoot, Kettle River, and K2 mines, all produced by Kinross Gold.

Greg Mosher - Geologist and Mining

Greg is a geologist with strong skills in mineral resource estimation and due diligence assessment of mineral exploration and mining properties, project management of geology, and resource estimation studies, and exploration program design and management. Greg is a Qualified Person for NI 43-101 and JORC technical reporting on many mineral deposit types and mineral resource estimation.

Greg has more than 40 years of geology experience with project locations across North and South America, Asia, Greenland, North Africa, and Europe. Consulting contracts have included technical evaluations of mining operations and mineral properties, mineral resource estimations, and design and management of geological exploration programs including mapping, geochemical and geophysical surveying, and diamond drilling.

John Bolaños - Geologist and Mining Operations

Mr. Bolanos has a Master’s Degree (M.Sc.) in Mining Geology from the Camborne School of Mines (M.C.S.M.) of the University of Exeter (the U.K., 1995); P. Eng. Geology graduated from the Central University of Ecuador (Honors Degree - Gold Medal Best Student, 1992); Registered Member (Qualified Person) of the Society of Mining, Metallurgy and Exploration of the USA (SME), Member of the Society of Economic Geologists (SEG), Fellow of the Geological Society and has 21 years’ experience in geology, mining exploration, mining evaluation, development and administration of mining properties in the roles of Consulting Geologist, Exploration Manager, General Manager, Vice-president of Exploration for mining companies in North, Central, and South America.

John is a mining professional guiding key participants in numerous mineral projects that were funded via public transactions. Mr. Bolanos is a "Qualified Person" as defined under National Instruments 43-101 and is also one of three South American geologists who are members of the Society of Mining Engineers.

Julian Rosero - Mining and Engineering

Former Minister of Mines of Ecuador. Managed on behalf of Ecuador the foreign exploration missions conducted by French, British, Japanese, and Chinese from 1970-2010. Held the position of In-Country General Manager for numerous public and private mining companies both exploration and production. Central University of Ecuador professor of geology for 34 years.

Mr. Rosero graduated as an Engineer in Mines in 1973 and with a Post Degree in Mines Geology from the University of Leicester, England 1976. He has served as a field geologist in exploration geochemistry and mapping in the Ecuadorian Geological Survey since November 1972, was a Mineralogy Teacher in the Faculty of GMYP of the Central University of Ecuador from 1971 until October 1985, and Mineral Exploration from November 1985 until 2001, and Director of the Ecuadorian Geological Survey from January to October of 2003 and Vice Minister of Mines from 2004 to 2005.

Oliver Stark - Mining Equipment and Operations

Based in Lima, Peru, he is A Tri-lingual executive with more than 35 years of managerial experience as country head, general and commercial manager in leading local and multinational organizations, active in the mining sector with a solid trading base. Highly experienced in business development, international trade, and contract negotiations. Mr. Stark's experience in the mining sector encompasses managing director positions in mining financial institutions, equipment manufacturers and distributors, refining, metals trading, exploration, and production of gold and copper companies including Austria Duvaz, a 100+ year old continuous mining company.

Dana T. Jurika - Mining Finance

Mr. Jurika has 20+ years of experience in mining and finance. In the 90s he was part of Robertson Stephens, an investment bank then acquired by Bank of Boston. Later he spent several years as a portfolio manager for a Hedge Fund. Mr. Jurika has brought two mineral exploration companies from startup through IPO. Most recently Dana has been the CFO of CMMC, Redstone, and SensorComm. He previously has sat on the board of several public and private corporations and holds the CFA designation.

Commercial – Marketing – Administrative Team:

Judith Doëns - Executive Market Director -Latin America – Mexico

Judith Doëns is a Finance and Economics professional. She has over 20 years of experience in consulting and corporate financial advisory, working with clients in Mexico and Latin America. She is the founder and project director for A&D Consultores, a firm that specialized in structuring corporate debt, corporate strategic business development, operational analysis, corporate financial modeling, and forecasting. She has advised over 200 startups, focusing on strategy and operational planning.

Currently, Judith is advising the startup of several investment funds. Additionally, She manages several financial programs for corporate clients in Mexico and Latin America. She has advised and continues to advise several Pemex contractors, with corporate planning and financial structuring for oil refineries construction since 2018.

REGISTERED OFFICE

875 N. Michigan Avenue

Suite 3100

Chicago, IL 60611

Tel: 920-207-0100

support@C3Bullion.com and www.C3Bullion.com

ADVISORS & BACK-OFFICE AFFILIATES ATTORNEYS

Vertalo

Brinks

Frucci and Associates

Mine +

Simmons Associates, Ltd., U.S. Counsel

(www.simmonsltd.com)

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between our directors' executive officers, or significant employees other business interests and their involvement in the Company.

None of them has been the subject of the following events:

(1)He has not been convicted, within ten years before the filing of the offering circular (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(2)He is not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the offering circular, that, at the time of such filing, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(3)He is not subject to a final order (as defined in Securities Act Rule 261 of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:(i) At the time of the filing of the offering circular, bars the person from:(A) Association with an entity regulated by such commission, authority, agency, or officer;(B) Engaging in the business of securities, insurance or banking; or(C) Engaging in savings association or credit union activities; or(ii) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such filing of the offering circular;

(4)He is not subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or section 203(e) or (f) of the Investment Advisers Act of 1940 or (f)) that, at the time of the filing of this offering circular:(i) Suspends or revokes such person's registration as a broker, dealer, municipal securities dealer or investment adviser;(ii) Places limitations on the activities, functions or operations of such person; or(iii) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(5)He is not subject to any order of the Commission entered within five years before the filing of the offering circular that, at the time of such filing, orders the person to cease and desist from committing or causing a violation or future violation of:(i) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933, section 10(b) of the Securities Exchange Act of 1934 and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 and section 206(1) of the Investment Advisers Act of 1940, or any other rule or regulation thereunder; or(ii) Section 5 of the Securities Act of 1933.

(6)He is not suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(7)He has not filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or offering circular filed with the Commission that, within five years before the filing of the offering circular, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(8)He is not subject to a United States Postal Service false representation order entered within five years before the filing of the offering circular, or is, at the time of such filing, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

Term of Office

Our directors are appointed for a one-year term holding office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers hold their offices until they resign, are removed by the Board of Directors, or their successor is elected and qualified.

EXECUTIVE COMPENSATION

The Company has made no provisions for paying cash or non-cash compensation to its  Board of Directors for services until the offering is closed. No salaries are being paid at the present time, and none will be paid unless and until this offering closes. The Board of Directors were issued  Company shares in 2023 at inception for services valued at $.001 per share.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us for their appointment for the period ended October 31, 2023.

% Before				% After
Name and Address	Annual Compensation	No. of Shares	Offering	Offering
Martin Gallon(1)	$0	200,000	02.08%	01.46%
Luciano Duque(1)	$0	3,500,000	36.36%	25.59%
Chris Werner(1)	$0	3,500,000	36.36%	25.59%
All officers and directors as a group (3 persons)	$0	7,200,000	74.81%	51.19%

Our directors are not compensated for their services. The Board of Directors has not implemented a plan to award options to our director. There are no contractual arrangements with any member of the Board of Directors of directors. We have no director's service contracts. No compensation is paid to directors for acting as such.

Employment Contracts and Employees

We have three employment contracts with our officers or directors. We currently employ our CEO as a full-time officer, and we have a part-time general counsel and a full-time chief technology officer. We plan to add up to five administrative personnel, including a full-time Chief Financial Officer and VP of Business Development.

Indemnification

Under our Certificate of Incorporation and Bylaws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Delaware law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF THE BOARD OF DIRECTORS

The following table sets forth certain information as of October 31, 2023 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Shares; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the Shares set forth therein has sole voting power and sole investment power with respect to such Shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company. The percentages are based on 9,575,000 Shares of our Shares outstanding as of the date above.

% Before				% After
Name and Address	Annual Compensation	No. of Shares	Offering	Offering
Martin Gallon(1)	$0	200,000	02.08%	01.46%
Luciano Duque(1)	$0	3,500,000	36.36%	25.59%
Chris Werner(1)	$0	3,500,000	36.36%	25.59%

All officers and directors as a group (3 persons)	$0	7,200,000	74.81%	51.19%

Regardless of the success of this offering, our officers and director and current stockholders will continue to own the majority of our Shares after the offering. Since they may continue to control the Company after the offering, investors may be unable to change the course of the operations. Thus, the Shares we are offering may lack the value normally attributable to voting rights. This could result in a reduction in value of the Shares you own because of their ineffective voting power. None of our Shares is subject to outstanding options, warrants, or securities convertible into Shares.

We estimate that the net proceeds we will receive from this offering will be between $930,000 to $18,600,000, after deducting the estimated transaction fees and expenses payable by us. The following table sets forth our estimated sources and uses of funds related to the offering. The actual amounts of such sources and uses are expected to differ upon the actual issuance of the notes.

(in millions)
Sources
Shares/Shares offered hereby	$20.00

Total sources	$20.00

Uses
Repayment of existing short-term loan (1)	$0.00
Transaction fees and expenses	1.40
Cash on hand	19.60

Total uses	$20.00

(1)	Our existing private offering might include a short-term bridge financing loan provided by a related party to the Company. This loan will be terminated in connection with this offering.

LEGAL STRUCTURE

There are three (3) Board of Directors who are also current shareholders. The Board of Directors are active in the business and are officers and/or directors of the Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND

CERTAIN CONTROL PERSONS AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Other than the issuance of 7,200,000 Company to our Board of Directors, we do not have any transactions with related persons to report other than Christopher Werner of Kohler, Wisconsin filed the Certificate of Incorporation with the Delaware Secretary of State on May 19, 2023.  The following table sets forth the numbers and percentages of our outstanding voting securities as of October 31, 2023 (as qualified in the footnotes thereto) by:

•each person known to the Company to be the beneficial owner of more than 10% of any class of the Company’s outstanding voting securities;

•each of the Company’s directors;

•each of the Company’s executive officers; and

•all of the Company’s directors and executive officers as a group.

The Company’s voting securities consist of Common Shares and Preferred Stock. Beneficial ownership is determined in accordance with SEC rules and generally includes sole or shared voting or investment power with respect to voting securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any voting securities that such person or any member of such group has the right to acquire within 60 days of the date of this Offering Statement. For purposes of computing the percentage of the Company’s outstanding voting securities held by each person or group of persons named above, any securities that such person or persons has the right to acquire within 60 days of the date of this Offering Statement are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership as determined under SEC rules is not necessarily indicative of beneficial or other ownership for any other purpose. The inclusion herein of any securities listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated below, the business address of each person or entity listed is c/o C3 Bullion, Inc., at 1875 N. Michigan Avenue, Suite 3100, Chicago, IL 60611, support@C3Bullion.com and www.C3Bullion.com.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with any independent registered public accountant. As mentioned elsewhere herein, our financial statements have been audited by an independent registered public accountant.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering Circular as having prepared or certified any part of this Offering Circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. The Law Offices of Simmons Associates, Ltd. will pass on the validity of the Shares being offered pursuant to this Offering Circular.

DESCRIPTION OF SHARES

Our Certificate of Incorporation provides that we may issue up to 20,000,000 shares of common stock, $0.001 par value per share, referred to as common stock, and 0 shares of preferred stock, $0.001 par value per share, including up to 0 shares of Series A Convertible Preferred Stock. As of the date of this Offering Circular, there are 9,625,000 outstanding shares of common stock. Upon completion of the maximum offering, 13,625,000 shares of our common stock will be issued and outstanding, and 0 shares of Series A Convertible Preferred Stock will be issued and outstanding.

Under Delaware law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All of the shares of our common stock offered hereby will be duly authorized, validly issued, fully paid and non- assessable and all of the shares of our common stock have equal rights as to earnings, assets, dividends and voting. Subject to the preferential rights of holders of any other class or series of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors out of funds legally available therefor. Shares of our common stock generally have no preemptive, appraisal, preferential exchange, conversion, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our Certificate of Incorporation. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time, and our Certificate of Incorporation restrictions on the transfer and ownership of our stock.

Except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a plurality of all of the votes cast in the election of directors.

Under Delaware law, a Delaware corporation generally cannot dissolve, amend its Certificate of Incorporation, merge, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s Certificate of Incorporation. Our Certificate of Incorporation provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on such matters. Delaware law also permits a Delaware corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to an entity if all of the equity interests of the entity are owned, directly or indirectly, by the corporation. Because substantially all of our assets will be held by our operating partnership or its subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Preferred Stock

Our Certificate of Incorporation authorizes our board of directors to classify any unissued shares of preferred stock into one or more classes or series of preferred stock. Prior to the issuance of shares of each class or series, our board of directors is required by Delaware law and by our Certificate of Incorporation to set, subject to the provisions of our Certificate of Incorporation regarding the restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of each such class or series. As a result, our board of directors could authorize the issuance of shares of preferred stock that have priority over shares of our common stock with respect to dividends or other distributions or rights upon liquidation or with other terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests. As of the date hereof, no authorized shares of Series A Convertible Preferred Stock are outstanding, and we have no present plans to issue any additional shares of preferred stock. Holders of the Series A Convertible Preferred Stock have the same voting and liquidation rights as the common stock on an as-converted basis. Each share of Series A Convertible Preferred Stock is convertible into one share of common stock.

Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and nonassessable. Shareholders of the Corporation do not have a preemptive right to acquire unissued Shares of the Corporation’s capital stock.

INDEMNIFICATION

The Corporation shall indemnify, to the fullest extent permitted by applicable law, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation also shall indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

LIMITATION OF DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(i)for any breach of the director's duty of loyalty to the Corporation or to its shareholders,

(ii)(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii)(iii) for acts specified under Section 7-108-403 of the Delaware Business Corporation Act or any amended or successor provision thereof, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Business Corporation Act is amended after this Article is adopted to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Business Corporation Act, as so amended.

Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

MEETINGS OF SHAREHOLDERS

Meetings of shareholders shall be held at such time and place as provided in the bylaws of the Corporation. At all meetings of the shareholders, one-third of all votes entitled to be cast at the meeting shall constitute a quorum.

NO CUMULATIVE VOTING

There shall be no cumulative voting for the election of directors.

ACTION BY SHAREHOLDERS

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by the shareholders having the minimum number of votes necessary to authorize or take such action at a meeting at which all of the Shares entitled to vote thereon were present and voted.

* * * * *

SHARES ELIGIBLE FOR FUTURE SALE

General

Upon completion of the formation transactions and this offering, we will have outstanding 13,625,000 Shares of our Shares. Of these Shares, the 4,000,000 Shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act, subject to the limitations on ownership set forth in our Certificate of Incorporation, except for any Shares purchased in this offering by our “affiliates.

Our Certificate of Incorporation authorizes our board of directors to issue shares of preferred stock with such rights, preferences and privileges as determined by the board, and therefore to authorize us to issue such shares of stock. We believe these Certificate of Incorporation provisions will provide us with increased flexibility in structuring possible future financings. The additional classes or series will be available for issuance without further action by our stockholders unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests.

In addition, certain provisions of the General Delaware Corporation Law, 6 Del.C. § 8, et. seq., as amended from time to time (“GDCL”).  The GDCL, may have the effect of impeding a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could be in the best interests of our stockholders, including:

•“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our outstanding voting shares or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting shares) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes special appraisal rights and special stockholder voting requirements on these combinations; and

•“control share” provisions that provide that holders of “control shares” of our company (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise voting power in the election of directors within one of three increasing ranges) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares,” subject to certain exceptions) have no voting rights with respect to such shares except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

The GDCL permits our board of directors, without stockholder approval and regardless of what is currently provided in our Certificate of Incorporation or bylaws, to implement certain takeover defenses, including adopting a classified board or increasing the vote required to remove a director. Such takeover defenses may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide our common stockholders with the opportunity to realize a premium over the then current market price.

In addition, the provisions of our Certificate of Incorporation on the removal of directors and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Each item discussed above may delay, deter or prevent a change in control of our company, even if a proposed transaction is at a premium over the then-current market price for our common stock. Further, these provisions may apply in instances where some stockholders consider a transaction beneficial to them. As a result, our stock price may be negatively affected by these provisions.

“affiliates,” as that term is defined by Rule 144 under the Securities Act. The remaining 8,650,000 Company will be “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if the sale is registered under the Securities Act or qualifies for an exemption from registration, including an exemption under Rule 144, as described below.

Prior to this offering, there has been no active public market for our Shares. We can provide no assurance as to:

(i) the likelihood that an active market for our Company will develop;

(ii) the liquidity of any such market;

(iii) the ability of the stockholders to sell the Shares; or

(iv) the prices that stockholders may obtain for any of the Shares.

We cannot make any prediction as to the effect, if any, that future sales of Shares, or the availability of Shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of our Shares (including Shares issued upon the exchange of common units in our operating Company tendered for redemption), or the perception that such sales could occur, may adversely affect prevailing market prices of our Shares. See “Risk Factors—Risks Related to the Market for Our Common Shares” at page 12. For a description of certain restrictions on transfers of our Company held by our stockholders, see “Description of Shares” at page 34.

Rule 144 for Board Members, Executives or Control Persons

Rule 144(b)(1) provides a safe harbor pursuant to which certain persons may sell Shares of our stock that constitute restricted securities without registration under the Securities Act. “Restricted securities” include, among other things, securities acquired directly or indirectly from the issuer, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering. In general, the conditions that must be met for a person to sell Shares of our stock pursuant to Rule 144(b)(1) are as follows: (1) the person selling the Shares must not be an affiliate of ours at the time of the sale, and must not have been an affiliate of ours during the preceding three months, and (2) either (A) at least one year must have elapsed since the date of acquisition of the restricted securities from us or any of our affiliates or (B) if we satisfy the current public information requirements set forth in Rule 144, at least six months have elapsed since the date of acquisition of the restricted securities from us or any of our affiliates.

Rule 144(b)(2) provides a safe harbor pursuant to which persons who are affiliates of ours may sell Shares of our stock, whether restricted securities or not, without registration under the Securities Act if certain conditions are met. In general, the conditions that must be met for a person who is an affiliate of ours (or has been within three months prior to the date of sale) to sell Shares of our stock pursuant to Rule 144(b)(2) are as follows (1) at least twelve months must have elapsed since the date of acquisition of the Shares of stock from us or any of our affiliates, (2) the seller must comply with volume limitations, manner of sale restrictions and notice requirements and (3) we must satisfy the current public information requirements set forth in Rule 144. In order to comply with the volume limitations, a seller may not sell, in any three-month period, more than 1% of the Shares of our Shares then outstanding as shown by the most recent report or statement published by us, which will equal approximately 100,000 Shares immediately after this offering.

Ability to Void a Sale of Shares

We have the right to void a sale of Shares in the Offering and compel an investor to return them to us, if we have reason to believe that such  investor acquired the Shares as a result of a misrepresentation, including with respect to such shareholder’s representation that it is a “qualified purchaser” or an “accredited investor” as defined pursuant to Regulation A or Regulation D promulgated under the Securities Act, respectively, or if the investor or the sale to the investor is otherwise in breach of the requirements set forth in our certificate of incorporation, as amended, or bylaws, copies of which are exhibits to the Offering Statement in which this Offering Statement has been filed with the SEC.

Rights as a Stockholder

Except as otherwise provided in the Shares or by virtue of such holder’s ownership of Shares of Common Shares, the holder of a Share does not have the rights or privileges of a holder of Common Shares, including any voting rights.

Governing Law

The Shares are governed by and construed in accordance with the laws of the State of Delaware.  The foregoing is a brief summary of certain terms and conditions of the Shares to be issued in connection with this Offering and subject in all respects to the provisions contained in the Shares. See “Plan of Distribution” for additional information about Agent Shares to be issued to any Selling Agents in connection with this Offering at page 46.

Tax Considerations

COMPLIANCE WITH ANTI-MONEY LAUNDERING

Rules and Regulations

As part of the Company's responsibility for the prevention of money laundering under the Uniting and Strengthening America by Providing Appropriate Tools Required to Interrupt and Obstruct Terrorism Act of 2001 (the "PATRIOT Act") and similar laws in effect in foreign countries and in response to increased regulatory concerns with respect to the sources of funds used in investments and other activities, the Company may request prospective and existing Investors to provide documentation verifying, among other things, such Investor's identity and the source of funds used to purchase such Investor’s Share in the Company. The Company may decline to accept a subscription if this information is not provided or on the basis of such information that is provided. Requests for documentation and additional information may be made at any time during which an Investor holds a Share in the Company. The Board of Directors may be required to provide this information, or report the failure to comply with such requests, to appropriate governmental authorities, in certain circumstances without notifying the Investors that the information has been provided.

In addition, each Investor will be required to represent and warrant to the Company, among other things, that (a) the proposed investment by such prospective Investor will not directly or indirectly contravene U.S. federal, state, international or other laws or regulations, including the PATRIOT Act, (b) no capital contribution to the Company by such prospective Investor will be derived from any illegal or illegitimate activities; (c) such prospective Investor is not a country, territory, person or entity named on a list promulgated by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") prohibiting, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals, nor is such prospective Investor or any of its affiliates a natural person or entity with whom dealings are prohibited under any OFAC regulations; and (d) such prospective Investor is not otherwise prohibited from investing in the Company pursuant to other applicable U.S. anti-money laundering, anti-terrorist and foreign asset control laws, regulations, rules or orders. Each Investor will be required to promptly notify the Company if any of the foregoing will cease to be true with respect to such Investor.

The Company will take such steps as it determines are necessary to comply with applicable law, regulations, orders, directives, or special measures. Governmental authorities are continuing to consider appropriate measures to implement at this point and it is unclear what steps the Company may be required to take; however, these steps may include prohibiting an Investor from making further contributions to the Company, depositing distributions to which an Investor would otherwise be entitled into an escrow account or causing the mandatory redemption of an Investor's Share in the Company.

FCPA Considerations

The Company intends to comply with the U.S. Foreign Corrupt Practices Act ("FCPA") and other anti-corruption laws, anti-bribery laws and regulations, as well as anti-boycott regulations, to which they are subject. As a result, the Company may be adversely affected because of its unwillingness to participate in transactions that present undue risk under such laws or regulations.

In recent years, the U.S. Department of Justice and the SEC have devoted greater resources to enforcement of the FCPA. In addition, the United Kingdom has recently significantly expanded the reach of its anti-bribery laws. Despite the Company’s efforts to ensure compliance with the FCPA, such efforts may not in all instances prevent violations. In addition, an issuer, seller, or other counterparty with which the Company transacts business, or their affiliates may engage in activities that could result in FCPA violations that implicate the Company. Any determination that the Company has violated the FCPA or other applicable anti-corruption laws or anti-bribery laws could subject it to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation and a general loss of investor confidence, any one of which could adversely affect the Company's business prospects and/or financial position, as well as the Company's ability to achieve its investment objective and/or conduct its operations.

The following summary of the Federal income tax consequences to Shareholders is based upon the Code, the regulations and rulings promulgated thereunder and judicial decisions, any of which are subject to change with prospective or retroactive application. A description of all of the aspects of Federal, state and local tax laws that may affect the tax consequences of investing in the Company is beyond the scope of this Offering Circular. The Board has not, did not seek, nor receive an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) concerning any aspect of the Company. Therefore, a potential investor should seek advice from its own tax counsel.

CERTAIN ERISA CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit, among other things, certain transactions that involve: (i) certain pension, profit-sharing, employee benefit or retirement plans or individual retirement accounts, including any entity that is deemed to hold the assets of such plans or accounts, (as discussed below, each, a "Plan") and (ii) any person who is a "party in interest" or "disqualified person" with respect to a Plan. Consequently, the fiduciary of a Plan contemplating an investment in the Shares should consider whether the Company, the Company, any other person associated with the issuance of the Shares, or any affiliate of the foregoing is or might become a "party in interest" or "disqualified person" with respect to the Plan and, if so, whether an exemption from such prohibited transaction rules is applicable. In addition, Department of Labor regulations provide that, subject to certain exceptions, the underlying assets of an entity in which a Plan holds an equity interest may be considered assets of an investing Plan, in which event, the underlying assets of such entity (and trans- actions involving such assets) would also be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code. The Company intends to qualify for one or more of the exceptions available under such regulations and thereby prevent the underlying assets of the Company from being considered assets of any investing Plan.

The following is a summary discussion of certain considerations associated with an investment in the Company by an "employee benefit plan" as defined in and subject to Title I of ERISA, or by a "plan" as defined in and subject to Section 4975 of the Code, including tax-qualified retirement plans described in Section 401(a) of the Code, tax-qualified annuity plans described in Section 403(b) of the Code and individual retirement ac- counts or individual retirement annuities described in Section 408 of the Code. Each such "employee benefit plan" under ERISA and each such "plan" under Section 4975 is hereinafter referred to as a "Plan," and, as an investor in the Company, an "ERISA Partner." Employee benefit plans that are "governmental plans" (as defined in Section 3(32) of ERISA) and certain "church plans" (as defined in Section 3(33) of ERISA) are not subject to ERISA or to Section 4975 of the Code but may be subject to other laws that impose restrictions on their investments.

This discussion is necessarily general and does not address all aspects of issues that may arise under ERISA or the Code. No assurance can be given that future legislation, administrative rulings, court decisions or regulatory action will not modify the considerations set forth in this discussion.

General Fiduciary Matters

ERISA imposes certain duties on persons who are fiduciaries of a Plan. Under ERISA, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of the assets of a Plan (including entities whose underlying assets include "plan assets" under the Plan Assets Regulation, as defined below), or who renders investment advice to the Plan for a fee or other compensation, is generally considered to be a fiduciary of the Plan.

Before purchasing Shares with the assets of a Plan, a fiduciary of any Plan subject to ERISA should con- sider, among other things, particularly in light of the risks and lack of liquidity inherent in an investment in the Company: (i) whether investment in the Company satisfies the prudence, diversification and liquidity requirements of ERISA; and (ii) whether the investment is in accordance with the Plan's investment policies and governing documents and is otherwise an appropriate investment. A fiduciary of any Plan should also consider whether the purchase or ownership of Shares would constitute or give rise to a prohibited transaction under ERISA or the Code (as discussed below). A fiduciary can be personally liable for losses incurred by a Plan resulting from a breach of fiduciary duties.

Prohibited Transactions

Certain provisions of ERISA and Section 4975 of the Code prohibit specific transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" under ERISA and "disqualified persons" under Section 4975 of the Code).

The Company or other entities involved in this offering of Shares, or their respective affiliates, may be a fiduciary, a "party in interest" or a "disqualified person" with respect to Plans that purchase, or whose as- sets are used to purchase, Shares. Absent an available prohibited transaction exemption, the fiduciaries of a Plan should not purchase Shares with the assets of any Plan if the Company or any affiliate thereof is a fiduciary with respect to such assets of the Plan unless such fiduciaries of such Plan have otherwise concluded that no prohibited transactions would arise. Plan fiduciaries should consult their own legal advisors as to whether such purchases could result in liability under ERISA or the Code.

Plan Assets

Prospective Plan investors should also consider whether an investment in Shares would cause the underlying assets of the Company to be deemed to be "plan assets" (as discussed below) with respect to the Plan. If the underlying assets of the Company were deemed to be "plan assets," then, among other results, (i) the prudence and other fiduciary standards of ERISA would apply to investments made by the Company, (ii) certain transactions that the Company might enter into in the ordinary course of business and operation might constitute "prohibited transactions" under ERISA and the Code, (iii) those with discretion over (or who provide investment advice with respect to) the investment or administration of the Company could become Plan fiduciaries and (iv) various reporting and other obligations under Parts 1 and 4 of Subtitle B of ERISA might be expanded. Other possible effects are also further discussed below.

Certain regulations (the "Plan Assets Regulation") promulgated by the United States Department of Labor generally provide that when a Plan subject to Title I of ERISA or Section 4975 of the Code acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exemption or exception applies. Exceptions to this so-called "look-through" rule apply if: (i) equity participation in the entity by "benefit plan investors" is not "significant" or (ii) the entity is an "operating company," in each case as defined in the Plan Assets Regulation. For purposes of the Plan Assets Regulation, an equity interest includes any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Under the Plan Assets Regulation, as modified by Section 3(42) of ERISA, equity participation in an entity is not "significant" if less than 25% of the value of each class of equity interests in the entity is held by Benefit Plan Investors, disregarding equity interests held by persons with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates (within the meaning of Section 2510.3-101(f)(3) of the Plan Assets Regulation) thereof (any such person, a "Controlling Person"). For purposes of this so-called "25% test", "Benefit Plan Investors" include: (i) all Plans (but does not include, for example, governmental plans and foreign employee benefit plans) and (ii) any entity whose underlying assets are deemed for purposes of ERISA or the Code to include "plan assets" by reason of such Plan investment in the entity or otherwise for purposes of Section 3(42) of ERISA. The Plan Assets Regulation defines an "operating company" as "an entity that is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital."

As indicated above, if the assets of the Company or of any underlying entities were to be deemed to be "plan assets," then the prohibited transaction restrictions on the operating and administration of the Company, and the duties, obligations and liabilities of ERISA, as discussed above, could apply to transactions entered into by such entities as though such transactions were directly entered into by Plan investors. If a prohibited transaction occurs for which no exemption is available, the transaction may be subject to rescission, and among other things, the Company and any other fiduciary that has engaged in the prohibited trans- action could be required: (i) to restore to the Plan any profit realized on the transaction; and (ii) to reimburse the Plan for any losses suffered by the Plan as a result of the investment. In addition, each disqualified per- son (within the meaning of Section 4975 of the Code) involved could, among other things, be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within required periods, to an additional tax (or fine) of 100%. Plan fiduciaries that decide to invest in the Company could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Company or as co-fiduciaries for actions taken by or on behalf of the Company or the Company. With respect to an IRA that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, could cause the IRA to lose its tax-exempt status.

The application of ERISA (including the corresponding provisions of the Code and other relevant laws) may be complex and dependent upon the particular facts and circumstances of the Company and of each Plan, and it is the responsibility of the appropriate fiduciary of the Plan to ensure that any investment in the Company by such Plan is consistent with all applicable requirements. Each investor, whether or not subject to ERISA or Section 4975 of the Code, should consult its own legal and other advisors regarding the considerations discussed above and all other relevant ERISA and other considerations before purchasing Shares.

Changes in Tax, and Other Laws

Compliance with changes in laws may result in significant unanticipated expenditures. Any changes in laws applicable to the Company's operations can result in significant additional costs and expenses to the Company and/or otherwise materially adversely affect the Company's operations.

Forward-Looking Statements

This Offering Circular contains forward-looking statements and descriptions of goals and objectives. Although these forward-looking statements and stated goals and objectives are based upon assumptions and research which the Company believes are reasonable, actual results of operations and achievements may differ materially from the statements, goals and objectives set forth in this Agreement. Prospective investors are cautioned not to place undue reliance on any forward-looking statements or examples included in this Agreement. None the Company or any of their affiliates or principals nor any other individual or entity assumes any obligation to update any forward-looking statements as a result of new information, subsequent events or any other circumstances. Such statements speak only as of the date that they are originally made.

Side Letters

The Company, on behalf of the Company, may from time to time enter into letter agreements or other similar arrangements (collectively, "Side Letters") with one or more Investors that have the effect of establishing rights under, or altering or supplementing the terms of the Company Agreement or any subscription agreement. As a result of such Side Letters, certain Investors may receive additional benefits that other Investors will not receive. The Company on behalf of the Company will not be required to notify any or all of the other Investors of any such Side Letters or any of the rights, terms, or provisions thereof, nor will the Company be required to offer such additional or different rights or terms to any or all of the other Investors absent an agreement to do so. The Company, on behalf of the Company, may enter into such Side Letters with any Investor as the Company may determine in its sole and absolute discretion at any time. The other Investors will have no recourse against the Company or any of its affiliates in the event that certain Investors receive additional or different rights or terms as a result of such Side Letters.

No Independent Counsel

Simmons Associates, Ltd. and other counsel (each, "Counsel") represent the Company and its affiliates from time-to-time in a variety of matters. Counsel does not represent any or all of the Investors in connection with the Company. Counsel represents the Company and its affiliates, including with respect to the Company's role in relation to the Company. It is not anticipated that, in connection with the organization or operation of the Company, the Company would have the Company engage counsel separate from counsel to the Company and its affiliates. Any such counsel would not, however, be acting as counsel for the Investors. Furthermore, in the event a conflict of interest or dispute arises between the Board and the Company or any Investor, it will be accepted that Counsel is counsel to the Board and not counsel to the Company or Investors, notwithstanding the fact that, in certain cases, Counsel's fees are paid through or by the Company (and therefore, in effect, by the Investors).

By acquiring Shares in the Company, each Investor will be deemed to have waived any conflict and agreed that Counsel may act for the Company, affiliates of the Company or any or all of them in matters adverse to such Investor and/or the Company.

CERTAIN REGULATORY, TAX AND ERISA CONSIDERATIONS

Investment Company Act of 1940

The Company will not be registered as an investment company under the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act") in reliance upon one or more exclusions or exemptions there- from, including, but not limited to, Section 3(c)(7) of the Investment Company Act. The Company will therefore not be subject to the obligations of a registered investment company and investors in the Company will not receive the protections afforded by the Investment Company Act to investors in a registered investment company. Investors' subscription agreements and the Company Agreement will contain certain representations and restrictions on transfer designed to assure that the conditions for the Company's exclusion or exemption from registration under the Investment Company Act will be met and the Company will not make a public offering of the Shares to comply with such conditions.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relevant to an investment in the Company.  This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations issued thereunder and published administrative rulings (including administrative interpretations and practices expressed in private letter rulings which are binding on the Internal Revenue Service (the "IRS") only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as of the date of this Offering Circular. No assurance can be given that future legislation, administrative rulings, court decisions or regulatory action will not modify the summary set forth herein, possibly with retroactive effect. This summary addresses only U.S. federal income tax matters and does not address any other U.S. federal, state, local or non-U.S. tax considerations, including, but not limited to U.S. federal estate and gift tax considerations and the Medicare tax on net investment income, except to the extent discussed below. This summary is necessarily general, and the actual tax consequences for each prospective investor of the purchase and ownership of Shares in the Company will vary depending upon such investor's particular circumstances.

This summary does not consider the specific tax circumstances of any prospective investor and is not in- tended to be applicable to all categories of investors, including those subject to special tax treatment under the Code, such as banks, thrifts, insurance companies, U.S. expatriates, investors subject to the U.S. federal alternative minimum tax, real estate investment trusts, regulated investment companies, governmental investors, private foundations, charitable remainder trusts, dealers in securities, persons who adopt a mark- to-market method of accounting, or investors who hold their Shares as other than capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary does not discuss the specific tax consequences of any investment that the Company may make. No assurance can be provided that the IRS will not challenge any position set forth in this summary or that the Company may take, or that a court would not sustain any such challenge.

For purposes of this summary, a "U.S. Person" is (i) an individual who is a citizen or a resident of the United States for U.S. federal income tax purposes, (ii) a corporation that is organized in or under the laws of the United States, any state or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust that (x) is subject to the supervision of a court within the United States and the control of a U.S. Person as described in Section 7701(a)(30) of the Code or (y) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. Person. A "U.S. Investor" is an Investor that is a U.S. Person.

This summary does not address tax consequences applicable to partners that are partnerships, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, or to persons who are partners in partnerships that own interests in the Company. If a partnership owns a Share, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership that owns an interest, you should consult your tax advisor with regard to the U.S. federal, state, local and non-U.S. tax consequences to you of such partnership's ownership of a Share.

Each prospective investor is urged to consult his or her tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of Shares in the Company.

General Discussion of Tax Effects

COMPLIANCE WITH ANTI-MONEY LAUNDERING

Rules and Regulations

As part of the Company's responsibility for the prevention of money laundering under the Uniting and Strengthening America by Providing Appropriate Tools Required to Interrupt and Obstruct Terrorism Act of 2001 (the "PATRIOT Act") and similar laws in effect in foreign countries and in response to increased regulatory concerns with respect to the sources of funds used in investments and other activities, the Company may request prospective and existing Investors to provide documentation verifying, among other things, such Investor's identity and the source of funds used to purchase such Investor’s Share in the Company. The Company may decline to accept a subscription if this information is not provided or on the basis of such information that is provided. Requests for documentation and additional information may be made at any time during which an Investor holds a Share in the Company. The Board may be required to provide this information, or report the failure to comply with such requests, to appropriate governmental authorities, in certain circumstances without notifying the Investors that the information has been provided.

In addition, each Investor will be required to represent and warrant to the Company, among other things, that (a) the proposed investment by such prospective Investor will not directly or indirectly contravene U.S. federal, state, international or other laws or regulations, including the PATRIOT Act, (b) no capital contribution to the Company by such prospective Investor will be derived from any illegal or illegitimate activities; (c) such prospective Investor is not a country, territory, person or entity named on a list promulgated by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") prohibiting, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals, nor is such prospective Investor or any of its affiliates a natural person or entity with whom dealings are prohibited under any OFAC regulations; and (d) such prospective Investor is not otherwise prohibited from investing in the Company pursuant to other applicable U.S. anti-money laundering, anti-terrorist and foreign asset control laws, regulations, rules or orders. Each Investor will be required to promptly notify the Company if any of the foregoing will cease to be true with respect to such Investor.

The Company will take such steps as it determines are necessary to comply with applicable law, regulations, orders, directives or special measures. Governmental authorities are continuing to consider appropriate measures to implement at this point and it is unclear what steps the Company may be required to take; however, these steps may include prohibiting an Investor from making further contributions to the Company, depositing distributions to which an Investor would otherwise be entitled into an escrow account or causing the mandatory redemption of an Investor's Share in the Company.

FCPA Considerations

The Company intends to comply with the U.S. Foreign Corrupt Practices Act ("FCPA") and other anti-corruption laws, anti-bribery laws and regulations, as well as anti-boycott regulations, to which they are subject. As a result, the Company may be adversely affected because of its unwillingness to participate in transactions that present undue risk under such laws or regulations.

In recent years, the U.S. Department of Justice and the SEC have devoted greater resources to enforcement of the FCPA. In addition, the United Kingdom has recently significantly expanded the reach of its anti-bribery laws. Despite the Company’s efforts to ensure compliance with the FCPA, such efforts may not in all instances prevent violations. In addition, an issuer, seller or other counterparty with which the Company transacts business, or their affiliates may engage in activities that could result in FCPA violations that implicate the Company. Any determination that the Company has violated the FCPA or other applicable anti-corruption laws or anti-bribery laws could subject it to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation and a general loss of investor confidence, any one of which could adversely affect the Company's business prospects and/or financial position, as well as the Company's ability to achieve its investment objective and/or conduct its operations.

No IRS Rulings

The Company will not seek rulings from the Internal Revenue Service (the "IRS") with respect to any of the U.S. federal income tax considerations discussed in this Offering Circular. Thus, positions to be taken by the IRS as to tax consequences could differ from the positions taken by the Company.

TAX RETURNS AND REPORTING REQUIREMENTS

Investors are urged to consult their tax advisors with regard to applicable U.S. federal, state, local, and non-U.S. reporting requirements resulting from an investment in the Company.

BACKUP WITHHOLDING

Backup withholding of U.S. federal income tax may apply to distributions made by the Company to Investors who fail to provide the Company with certain identifying information (such as the Investor's tax identification number). U.S. Investors may comply with these identification procedures by providing the Company a duly completed and executed IRS Form W-9 (Request for Taxpayer Identification Number and Certification).

FOREIGN ACCOUNT TAX COMPLIANCE

The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (commonly known as "FATCA") generally impose a new reporting regime and potentially a 30% withholding tax with respect to certain U.S. source income (including dividends and interest) and beginning January 1, 2019, proceeds from the sale or other disposition of property that can produce U.S. source interest or dividends and certain other payments. As a general matter, the new rules are designed to require U.S. Persons' direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership.

Investor will be required to provide the Company with any information required in order to comply with FATCA. Under certain circumstances, investors could be subject to reporting obligations under FATCA, and could be subject to the withholding tax described above, to the extent they do not comply with such requirements. In certain circumstances, the Company may also require a non-compliant investor to withdraw from the Company under disadvantageous terms. Prospective investors are urged to consult their tax advisors regarding the consequences of FATCA in connection with an investment in the Company.

POSSIBLE LEGISLATIVE OR OTHER ACTIONS

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the tax law, which may have retroactive application, could adversely affect the Company and its investors. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax laws applicable to the Company or its investors will be changed.

IMPORTANCE OF OBTAINING PROFESSIONAL ADVICE

THE FOREGOING SUMMARY IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

Allocation of Company Income and Loss

The Company’s Certificate and Bylaws provides that the Board will have unilateral authority to amend the provisions of the agreement dealing with allocations of profits and losses for tax purposes, with respect to a tax year ending after the date of any such amendment or for which a Company tax return has not yet been filed, in any manner deemed necessary to comply, with the Code and the regulations-and to promote equitable treatment of the shareholders.

* * * * *

Exempt Organizations - Unrelated Business Taxable Income

The following is a brief summary of the Federal income tax consequences of ownership of Shares by organizations otherwise exempt from taxation (hereinafter “Exempt Organizations”).

An Exempt Organization (including an IRA qualified under Section 408 of the Code and a trust forming part of a Keogh: profit-sharing or pension plan qualified under Section 401 of the Code or an organization described in Section 50 1(c) or Section 50 1(d) of the Code) is not subject to Federal income tax except to the extent that it has “unrelated business taxable income.” Unrelated business taxable income includes the gross income derived by an exempt organization from any unrelated trade or business regularly carried on by it or by a partnership of which it is a member. Interest and dividends and gains and losses from the sale, exchange or other disposition of property, unless properly includable in inventory or held primarily for sale in the ordinary course of a trade or business, are excluded from the computation of unrelated business taxable income. In computing the unrelated business taxable income of an Exempt Organization, deductions are allowed for expenses, depreciation and similar items that are directly connected with carrying on the unrelated business. In addition, the Code provides a $1,000 annual specific deduction except for computation of net operating losses.

Moreover, under Section 514(a) of the Code, an Exempt Organization will be taxed on its allocable share of any income from the Company to the extent that either the Exempt Organization’s investment in the Company, or the Company’s investment in the asset from which such income is derived, is debt-financed. Such an investment will be debt-financed if the investment is made with the use of borrowed funds, or if reasonably foreseeable that as a result of such investment future borrowings would be necessary to meet anticipated cash requirements.

EXEMPT ORGANIZATIONS SHOULD CONSIDER CAREFULLY WHETHER AN INVESTMENT IN WARRANTS IN THE COMPANY IS AN APPROPRIATE IN VESTMENT.

Foreign Shareholders

A Share Holder who is a nonresident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a “Foreign Person”) generally is not subject to taxation by the United States on United States source capital gains from trading in capital assets for a taxable year, provided that such Foreign Person is not engaged in a trade or business within the United States during its taxable year, and provided further that such Foreign Person, in the case of an individual, does not spend more than 182 days in the United States during its taxable year. A Foreign Person is not subject to United States tax on certain original issue discount and certain interest income from United States sources provided that such Foreign Person is not engaged in a trade or business within the United States during such taxable year. However, a Foreign Person is generally subject to United States tax on United States source dividend income. As explained below, an investment in the Company could cause a Foreign Person to be engaged in a trade or business within the United States for the foregoing purposes if the Company is so engaged. If a Foreign Person is engaged in a trade or business within the United States during a taxable year by reason of owning a Share, such Foreign Person will be required to file a United States income tax return for such year and pay tax at regular United States rates on its net income which is effectively connected with the trade or business conducted within the United States.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules, as modified by the PATH Act. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our Shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our Shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. A non-U.S. stockholder that is a corporation and receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our Shares is deemed to be not “effectively connected” with a U.S. trade or business.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the IRS:

• 35% of designated capital gain dividends or, if greater, 35% of the amount of any dividends that could be designated as capital gain dividends; and

• 30% of ordinary income dividends (i.e., dividends paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the IRS for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

If the gain on the sale of Shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of Shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our Shares may be required to withhold 10% of the purchase price and remit this amount to the IRS.

Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains. Our non-U.S. stockholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our Shares.

The American Taxpayer Relief Act of 2012, among other things, permanently extended most of the reduced rates for U.S. individuals, estates and trusts with respect to ordinary income, qualified dividends and capital gains that had expired on October 31, 2012. The Act, however, did not extend all of the reduced rates for taxpayers with incomes above a threshold amount. Beginning January 1, 2013, in the case of married couples filing joint returns with taxable income in excess of $450,000, heads of households with taxable income in excess of $425,000 and other individuals with taxable income in excess of $400,000, the maximum rates on ordinary income will be 39.6% (as compared to 35% prior to 2013) and the maximum rates on long-term capital gains and qualified dividend income will be 20% (as compared to 15% prior to 2013).

Under the Health Care and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income in tax years beginning after October 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.

State, Local and Other Taxes

In addition to Federal income taxes, Shareholders may be subject to other taxes, such as state or local income taxes and estate, inheritance or intangible property taxes that may be imposed by various jurisdictions. Each prospective investor should consult its own tax counsel with regard to such state, local and other taxes.

In preparing the foregoing “TAX CONSIDERATIONS” the Board has relied upon generally available information, for the foregoing discussion of material tax issues relating to the Federal income tax treatment of the Company and its partners.

Q: Will any distributions I receive be taxable as ordinary income?

A: Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year received because depreciation expense reduces taxable income but does not reduce cash available for distribution. In addition, we may make distributions using offering proceeds. We are not prohibited from using offering proceeds to make distributions by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. The portion of your distribution that is not subject to tax immediately is considered a return of investors’ capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you would be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”

*  *   *   *   *

CORPORATE GOVERNANCE

Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our shareholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and code of business conduct and ethics, together with our Certificate of Incorporation, Bylaws and the charters for each of our Board committees, form the basis for our corporate governance framework. We also are subject to certain provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC.

Our Board of Directors

Our Board currently consists of three members. The number of directors on our Board can be determined from time to time by action of our Board.

Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management  of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best

interests of the Company and our stockholders   and a dedication to enhancing stockholder value.

Risk Oversight

Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The Board is also provided updates by the CEO and other executive officers of the Company on a regular basis.

Shareholder Communications

Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at C3 Bullion, Inc., 1875 N. Michigan Avenue, Suite 3100, Chicago, IL 60611 Attention: Investor Relations or via e-mail communication at: mark@C3 Bllion.com.

Board Committees

None.

Limitations on Liability and Indemnification of Officers and Directors

Delaware law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Certificate of Incorporation and Bylaws include provisions that eliminate, to the extent allowable under Delaware law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our Certificate of Incorporation and Bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Delaware law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities. We currently do not maintain directors’ and officers’ insurance.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our Certificate of Incorporation and Bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

TRANSFER AGENT

Our transfer agent and registrar for our Company is Vertalo. As a Digital Transfer Agent, Vertalo, an SEC Registered Transfer Agent (TA), incorporates advanced technology, including API connections, attractive user interfaces, and active transfer agent registration to provide a suite of services, under a single, secure and integrated platform, including:

•Shareholder registry management tools and interfaces

•Monitor issuances and transfers

•Act as an intermediary for dividends and payments

•Maintains a ledger of stakeholders

•Facilitates proxy votes

•Handles payments and settlement

•Enables tokenization of securities and private assets, including REITs

•Creates encrypted and immutable ownership records

•Provides investors with keyless wallets

•Enables investors to access their ownership records through a web-based user interface using their email address and password

•Initiate changes in the protocol (chain swap)

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by Simmons Associates Ltd.

REPORTS

As a Tier 1, Regulation A filer, we are not required to file reports as prescribed by Regulation A+ of the Securities Act of 1933.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby will be passed upon by Simmons Associates, Ltd., Providence, Rhode Island. James R. Simmons of Simmons Associates, Ltd.

EXPERTS

The valid issuance of Shares of the Company appearing throughout  this Offering Circular has been opined upon by the law firm of Simmons Associates, Ltd., Providence, Rhode Island, and upon the authority of that firm as experts in corporate, banking and securities laws.

HOW TO SUBSCRIBE

Subscription Procedures (Cash Offering)

Investors seeking to purchase our C3 Shares should visit our website at www.C3Bullion.com. All investors must meet the “qualified purchaser” standards described in this offering circular, and should proceed as follows:

•Read this entire offering circular and any supplements accompanying this offering circular.

•Electronically complete and execute a copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as an exhibit to this offering circular, and will be available. As outlined in the subscription agreement, each investor will need to electronically complete a Form W-9 prior to the Cash Offering Closing.

By executing the subscription agreement, as applicable, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a “qualified purchaser,” and that for investors who do not qualify as “accredited investors” under Rule 501(a) of Regulation D, such subscription for common Shares does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year- end (for non-natural persons). Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part.

Subscriptions will be accepted or rejected by us as soon as reasonably practicable, but in any event no later than the end of the period of the cash offering. If we accept your subscription, we will email you a confirmation.

Minimum Purchase Requirements

If you are purchasing in the cash offering, you must initially purchase at least $10,000 of Shares in this offering based on the applicable per Share price. In our discretion, we may in the future increase or decrease the minimum investment amount for all new purchasers. We will disclose any new investment amount on our website www.C3Bullion.com at least two days in advance of that new minimum amount taking effect. Factors that we may consider in modifying the minimum investment amount include, but are not limited to, our need for additional capital, the success of our prior capital-raising efforts, and the amount of money raised from our investors who invest the minimum amount versus the amount of money we have raised from investors contributing greater amounts. Any change to the minimum investment amount will apply to all new purchasers.

Maximum Purchases Permitted

In our discretion, we may in the future increase or decrease the maximum investment amount for all new purchasers. We will disclose any new investment amount on our website www.C3Bullion.com at least two days in advance of that new maximum amount taking effect. Factors that we may consider in modifying the maximum investment amount include, but are not limited to, our need for additional capital, the success of our prior capital-raising efforts, and the amount of money raised from our investors who invest the maximum amount versus the amount of money we have raised from investors contributing lesser amounts. Any change to the maximum investment amount will apply to all new purchasers.

Form of Payment

We will accept payment of purchase price in U.S. dollars.  The considerations to be used in selecting a replacement source shall include, whether such source has all applicable regulatory approvals to operate, the volume of cryptocurrency sales that are effected on such platform or aggregator by U.S. investors, the reputation of such platform, and the requirement under Rule 251(a) under the Securities Act that the source be an “accepted standard,” which determination will likely be made on the basis of the foregoing factors and taking into account any guidance from the SEC that may exist at the time such replacement is made. In the event we select a replacement source, holders of C3 Shares will be notified of such change via electronic communication and the filing of an offering circular supplement via Rule 253(g)(2) of Regulation A.

AVAILABLE INFORMATION

We have filed with the SEC an offering circular on Form 1-A under the Securities Act with respect to the Shares offered hereby. This offering circular, which constitutes part of the offering circular, does not contain all of the information set forth in the offering circular and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our Shares and our Company, please review the offering circular, including exhibits, schedules and reports filed as a part thereof. Statements in this offering circular as to the contents of any contract or other document filed as an exhibit to the offering circular, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the offering circular, each such statement being qualified in all respects by such reference.

A copy of the offering circular and the exhibits and schedules that were filed with the offering circular may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the offering circular may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Financial Statements for the

Period Inception Ended October 31, 2023

Balance Sheet, October 31, 2023F–2

Income Statements of Expenses, October 31, 2023F–3

Statement of Stockholders’ Equity, October 31, 2023F–4

Statements of Cash Flows, October 31, 2023F-5

Notes to the Financial StatementsF–6

C3 BULLION, Inc.

875 N. Michigan Avenue, Suite 3100

Chicago, IL 60611

Email: cwerner@C3Bullion.com

Tel: 920-207-0100

support@C3Bullion.com and www.C3Bullion.com

F-1

C3 BULLION, INC.

Financial Statements

BALANCE SHEET

INCEPTION TO OCTOBER 31, 2023

(Unaudited)

ASSETS	October 31, 2023

Current Assets:

Cash and cash equivalents	$339,046
IP/Goodwill	0
Other Current Assets	0
Due From C3 Capital, LP	117,338
Prepaid Expenses	14,520
Shareholder Receivable	8,650

Total Other Current Assets	140,544
Fixed Assets
Prepaid Opening Expenses	0

TOTAL ASSETS	$479,590

Current Liabilities

Other Current Liabilities
Accrued Interest Payable
-Notes Payable, ESG	195,000
Other Current Liabilities

TOTAL LIABILITIES	195,000

STOCKHOLDER'S EQUITY:
Preferred Shares, $1.00 par value, no preferred shares issued or outstanding
Common Shares, $.001 par value, 20,000,000 authorized,	9,575
9,575,000 interests issued and outstanding

Additional Paid-In Capital	724,075
Stock subscription receivable	0
Accumulated deficit / income	(449,060)

Total Stockholders' equity	284,590

Total liabilities and stockholders' equity	$479,590

See accompanying notes.

C3 BULLION, INC.

Financial Statements

STATEMENT OF INCOME AND RETAINED EARNINGS FOR THE PERIOD ENDED

INCEPTION TO OCTOBER 31, 2023

(UNAUDITED)

October 31, 2023

Revenues	$0

Gross income	0

Operating expenses
Bank Charges	1,117.97
Consulting Fees	166,861.99
Insurance	567.24
Legal & Professional Fees	39,783.00
Office Supplies and Expenses	233.46
Rent	315.00
Software & Technology Expense	1,134.69
Startup Costs	239,047.00

Income from operations	(449,060)

Other income(expense)	0

Other expense

Total other expense	0

Net income before provision (benefit) for income taxes	(449,060)

Provision (benefit) for income taxes	-

Net Income	(449,060)

Retained Earnings - beginning of period	0

Accumulated deficit - end of period	$(449,060)

See accompanying notes and independent accountants’ review report.

C3 Bullion, Inc.

1875 N. Michigan Avenue, Suite 3100

Chicago, IL 60611

Email: cwerner@C3 Bllion.com

Tel: 920-207-0100

support@C3Bullion.com and www.C3Bullion.com

C3 BULLION, INC.

STATEMENT OF STOCKHOLDERS’ (DEFICIT) EQUITY

FOR THE PERIOD ENDED INCEPTION TO OCTOBER 31, 2023

(UNAUDITED)

SH Equity – C3 Bullion

	Common Shares
			Paid-in
			Capital		Shareholder Equity
			in Excess of	Accumulated	Equity
	Shares	Amount	Par	Deficit/ Income	(Deficit)
Balance at Inception	8,650,000	$8,650	$0	$0	$8,650
Issuance of additional shares for cash	925,000	$925	$724,075	$0	$725,000
Net loss				($449,060)	($449,060)

Balance at October 31, 2023	9,575,000	$9,575	$724,075	$0	$284,590

See accompanying notes and independent accountants’ review report.

C3 Bullion, Inc.

1875 N. Michigan Avenue, Suite 3100

Chicago, IL 60611

Email: cwerner@C3 Bllion.com

Tel: 920-207-0100

support@C3Bullion.com and www.C3Bullion.com

C3 BULLION, INC.

Financial Statements

(UNAUDITED)

STATEMENT OF CASH FLOWS

FOR THE PERIOD ENDED INCETPION TO OCTOBER 31, 2023

October 31, 2023

Cash Flows from Operating Activities

Gross Income	0
Non-cash item-issuance of shares for services
Adjustments to reconcile net income to net cash used in operations activities:
Depreciation
Changes in operating Assets and Liabilities:
Assets:
Decrease (Increase) in other current assets	0
Liabilities:
Increase (decrease) in related party payable	(195,000)
Increase (decrease) in accounts payable
Increase (decrease) in accrued interest

Uncategorized Income (Income not categorized elsewhere)
Net cash provided by (used in) operating activities	(195,000)

Cash Flows from Investing Activities

Stock Investment	0
Net cash used by investing activities	0

Cash Flows from Financing Activities

Payment on long-term debt	0
Proceeds from related party advances
Issuance of shares for cash/contributions	724,075
Net cash used by financing activities	724,075

Net increase (decrease) in cash	529,075

Cash beginning of period	$100
Cash end of period	$339,046

Supplemental Disclosure of non-cash transactions
Interest paid	$0
Taxes paid	$0

See accompanying notes and independent accountants’ review report.

C3 BULLION, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD ENDED INCEPTION TO OCTOBER 31, 2023

(UNAUDITED)

Note 1 – Nature of Business and Summary of Significant Accounting Policies

C3 Bullion, Inc. doing business as C3 Bullion (“C3”), was incorporated in May of 2023.  C3 is an alternative mine service provider with a focus on services and providing management consulting to producing gold mining companies.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are normal and recurring in nature. The Company's year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents. At October 31, 2023, the Company had no items, other than bank deposits, that would be considered cash equivalents. At times, the Company may have cash balances in excess of federal insured limits. No losses have been recognized as a result of these excess amounts.

Advertising costs

The Company's advertising costs are expensed as incurred. During the period ended October 31, 2023, the Company recognized $0 in advertising costs.

Revenue Recognition

The Company recognizes revenue only when all of the following criteria have been met:

•persuasive evidence of an arrangement exists;

•delivery has occurred, or services have been rendered;

•the fee for the arrangement is fixed or determinable; and

•collectability is reasonably assured.

The Company recognizes license and service revenue pursuant to multiple short-term contracts for specific projects. These contracts include certain fixed and variable pricing components. Fixed price components are subject to certain milestones, as defined in the individual contracts, and revenue is recognized once the specific milestone is attained. Variable price components are recognized in the month the Company provides the defined services.

Allowance for Uncollectible Accounts

The Company recognizes an allowance on accounts receivable deemed to be uncollectible. The Company assesses its receivables based on historical loss patterns, aging of the receivables, and assessments of specific identifiable operator accounts considered at risk or uncollectible. The Company also considers any changes to the financial condition of its operators and any other external market factors that could impact the collectability of the receivables in the determination of the allowance for doubtful accounts.

Note 1 – Nature of Business and Summary of Significant Accounting Policies, continued

The Company has determined that an allowance against its accounts receivable balances was not necessary at October 31, 2023.

Equipment

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method. Maintenance and repairs are expensed as incurred, while significant renewals or betterments are capitalized. The Company reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable. In the event that the facts and circumstances indicate that the current carrying value is impaired, an evaluation of recoverability is performed. There can be no assurances that market conditions or demand for the Company's products and services will not change, which could result in future impairment. No impairment charge was considered necessary at October 31, 2023.

Depreciation expense was $0 for the period ended October 31, 2023.

Fair Value of Financial Instruments

Financial Accounting Standards Board of Directors ("FASB") guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange traded instruments and listed equities.

Level 2 Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Assignments of Promissory Notes

The Notes the Company owns are classified as equity under Financial Accounting Standards Board of Directors (“FASB”) Accounting Standards Codification (“ASC”) Topic 815-40 “Derivatives and Hedging — Contracts in Entity’s Own Equity”. The Company allocates the proceeds of the promissory notes based on their relative fair values at the commitment date. The fair value of the financial instruments related to notes associated with promissory notes is determined utilizing the Black-Scholes option pricing model and is recorded as additional paid-in capital. The Company utilized the Black-Scholes option valuation model using the same valuation assumptions as described herein for Stock Based Compensation. The embedded beneficial conversion feature associated with convertible promissory notes is recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital in accordance with ASC Topic 470-20 “Debt — Debt with Conversion and Other Options”.

Any portion of debt discount resulting from the allocation of proceeds to the financial instruments related to the promissory notes is being amortized over the life of the promissory notes.

Research and Development.

Research and development costs are expensed as incurred. Total expense related to research and development was $0 for the period ended October 31, 2023.

Note 1 – Nature of Business and Summary of Significant Accounting Policies, continued

Software

Costs for internally developed software to be marketed to outside users are recorded pursuant to ASC Section 985 Software. Research and development costs prior to attaining 'technological feasibility' are expensed as incurred. Costs incurred thereafter to develop the final software product are capitalized and amortized over an estimated useful life of the asset using the straight-line method for financial statement purposes as of the date the software is released to the public for use. As of October 31, 2023, the Company has capitalized no costs related to internally developed software.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary difference between the financial statements and tax bases of assets and liability using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will be realized.

The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances, and information available at the reporting date. In accordance with ASC 740 10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements. The Company has determined that there are no material uncertain tax positions.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future.

The Company accounts for federal income taxes based on the provisions promulgated by the Internal Revenue Service, which has a statute of limitation of three years. It also accounts for state income taxes based on the provisions promulgated by the state of Delaware.

As of the Company's has not yet filed a tax return, the Company has no net operating loss (NOL) for which it may receive future tax benefits. No such benefit is expected to be recognized in the near term, and therefore, a full valuation allowance has been assessed on any potential income tax benefit.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board of Directors ("FASB") issued Accounting Standards Update ("ASU") 2014 09 titled "Revenue from Contracts with Operators." Under this guidance, revenue is recognized when promised goods or services are transferred to operators in an amount that reflects the consideration expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either a retrospective of cumulative effect transition method. Early adoption is not permitted. The updated standard will be effective beginning January 1, 2019 for nonpublic entities. The Company is currently evaluating the effect that the updated standard will have on these financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases, which increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Certain qualitative and quantitative disclosures are required, as well as a retrospective recognition and measurement of impacted leases. The new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2018, with early adoption permitted. The Company is evaluating the effect that the updated standard will have on its financial statements and related disclosures.

There have also been a number of issued ASUs to amend authoritative guidance, including those above, that either provide supplemental guidance, (b) are technical corrections, (c) are not applicable to the Company, or (d) are not expected to have a significant impact on the Company's financial statements.

Note 1 – Nature of Business and Summary of Significant Accounting Policies, continued

Subsequent Events

The Company has evaluated subsequent events through October 31, 2023, the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

Note 2 - Stockholders' Equity

   Common Shares

The Company has 20,000,000, $0.001 par value, Shares authorized, and 9,575,000 Company issued and outstanding at October 31, 2023. The Company issued 7,200,000 Shares to its Board of Directors at the inception of the Company.

Preferred Stock

The Company has Preferred Shares authorized and no Shares of preferred issued and outstanding.

*****

C3 Bullion, Inc.

1875 N. Michigan Avenue, Suite 3100

Chicago, IL 60611

Email: cwerner@C3 Bllion.com

Tel: 920-207-0100

support@C3Bullion.com and www.C3Bullion.com

C3 Bullion, Inc.

4,000,000

SHARES OF COMMON STOCK

 OFFERING CIRCULAR

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of this Offering Circular is March 22, 2024

PART III - INFORMATION NOT REQUIRED IN THE OFFERING CIRCULAR

NumberDescription of Exhibit

2.1 Certificate/Articles of Incorporation***

2.2Bylaws***

3.1Form of BOD Nomination Agreement***

3.2Form of BOD Indemnification Agreement***

4.1 Form of Subscription Agreement***

6.1 Board of Directors Services Agreement with Inference Frame***

6.2 Board of Directors Service Agreement with Mine +***

6.3 Stock Incentive Plan***

6.4 Stock Option Plan***

6.5 Investor Relations Agreement with _________________ **

6.6 Employment Agreement, Gallon***

6.7 Employment Agreement, Werner***

6.8 Employment Agreement, Duque ***

10.1Convertible Promissory Note***

11.1Consent of Simmons Associates, Ltd.***

12.1Form of Opinion Simmons Associates, Ltd.***

*Filed herewith.

** To be filed by amendment.

***Previously filed.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering circular to be signed on its behalf by the undersigned, thereunto duly authorized in Chicago, Illinois, on the 22nd day of March, 2024.

C3 BULLION, INC.

By:/s/ Christopher Werner

_____________________________________________

Christopher Werner

Chief Executive Officer and Director

This offering circular has been signed by the following person in the capacities indicated on March 22, 2024.

By:/s/ Luciano Duque

_____________________________________________

Luciano Duque

Chief Investment Officer, Financial Officer and Director

This offering circular has been signed by the following person in the capacities indicated on March 22, 2024.

C3 BULLION, INC.

Disclaimer

No money or consideration is being solicited by the information in this Offering Circular or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of this offering by the SEC. A potential investor’s indication of interest does not create a commitment to purchase the securities C3 is offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met   after the offering qualification date.

The Company’s Reg A+ Offering, after qualification by the SEC, will be made only by means of the Offering Circular. Any information in this Offering Circular or any other communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction.

You may obtain a copy of the Preliminary Offering Circular and the Offering Statement in which such Preliminary Offering Circular was filed with the SEC by visiting:

https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001742808&owner=exclude&count=40.

All information contained in this Offering Circular is subject to change.